EXHIBIT 10.37

PPN: 886547 E*5

TIFFANY & CO.

NOTE PURCHASE AGREEMENT
Dated as of August 26, 2016
¥10,000,000,000 Principal Amount of 0.78% Senior Notes Due August 26, 2026

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

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Schedules and Exhibits

Schedule A	--	Information Relating to Purchasers
Schedule B	--	Defined Terms
Schedule 3	--	Payment Instructions
Schedule 4.8	--	Changes in Corporate Structure
Schedule 5.3	--	Disclosure
Schedule 5.4	--	Subsidiaries and Affiliates of the Company and Ownership of Subsidiary Stock
Schedule 5.5	--	Financial Statements
Schedule 5.15	--	Existing Indebtedness and Liens
Schedule 10.3	--	Exclusions from Priority Debt
Schedule 10.7	--	Incorporated Provisions

Exhibit A	--	Form of 0.78% Senior Notes due August 26, 2026
Exhibit 4.4(a)	--	Form of Opinion of Counsel for the Company - Notes
Exhibit 4.4(b)	--	Form of Opinion of Associate General Counsel for the Company - Notes
Exhibit 4.4(c)	--	Form of Opinion of Special Counsel for Purchasers
Exhibit 9.6	--	Form of Guaranty Agreement

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TIFFANY & CO.
727 Fifth Avenue
New York, New York 10022

¥10,000,000,000 0.78% Senior Notes due August 26, 2026

Dated as of August 26, 2016
Separately addressed to each of the Purchasers
listed on the attached Schedule A
Ladies and Gentlemen:
TIFFANY & CO., a Delaware corporation (together with its successors and assigns that become a party hereto pursuant to Section 10.5(c)), the “Company”), agrees with each Purchaser as follows:

1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue of its senior promissory notes (the “Notes”) in the aggregate principal amount of ¥10,000,000,000, to be dated the date of issue thereof, to mature August 26, 2026, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 0.78% per annum, and on overdue principal, Make-Whole Amount or Modified Make-Whole Amount, as applicable, and interest at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The terms “Note” and “Notes” as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.
Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; and references to a “Section” are, unless otherwise specified, references to a Section of this Agreement.

2.	SALE AND PURCHASE OF NOTES.

(a)Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchasers and the Purchasers will purchase from the Company, at the Closing Day provided for in Section 3, Notes in the principal amounts specified below its name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers are several and not joint obligations and no Purchaser shall have any obligation under this Agreement or any liability to any Person for the performance or non-performance by any other Purchaser hereunder. The Company may, but will not be obligated to, issue and sell any of the Notes unless the Purchasers purchase an aggregate of ¥10,000,000,000 of Notes.

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(b)The Company will pay to each Purchaser in immediately available funds a fee on the Closing Day in an amount equal to 0.10% of the aggregate principal amount of Notes sold to such Purchaser on the Closing Day. Such fee shall be paid to such Purchaser in Yen by wire transfer of immediately available funds to such Purchaser’s account designated on Schedule A.

3.	CLOSING.

The sale and purchase of the Notes to be purchased by the Purchasers shall occur at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 11:00 a.m., Tokyo time, at a closing (the “Closing”; the date of such closing herein referred to as the “Closing Day”) on August 26, 2016, or at such later time on such date or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least ¥230,000,000 as such Purchaser may request), dated the Closing Day and registered in the name of such Purchaser (or in the name of its nominee), as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds of the amount of the purchase price therefor as directed by the Company in Schedule 3. If, at the Closing, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

4.	CONDITIONS TO CLOSING.

The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser on the Closing Day is subject to the fulfillment to its satisfaction, prior to or on the Closing Day, of the following conditions:
4.1.    Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct when made and as of the Closing Day.
4.2.    Performance; No Default.

The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Closing Day, and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by this Agreement), no Default or Event of Default shall have occurred and be continuing.

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4.3.    Compliance Certificates.

(a)Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Day, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.

(b)Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate, signed on its behalf by its Secretary or one of its Assistant Secretaries, dated the Closing Day, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the applicable Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

4.4.    Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the Closing Day, from
(a)Gibson, Dunn & Crutcher LLP, counsel for the Company, substantially in the form set out in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to such Purchaser), and

(b)John C. Duffy, Associate General Counsel of the Company, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to such Purchaser), and

(c)Morgan, Lewis & Bockius LLP, special counsel to the Purchasers, substantially in the form set out in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as such Purchaser may reasonably request.

4.5.    Purchase Permitted By Applicable Law, etc.

On the Closing Day, such Purchaser’s purchase of the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

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4.6.    Payment of Fees.

The Company shall have paid to such Purchaser the fees due to such Purchaser pursuant to Section 2(b). Without limiting the provisions of Section 16.1, the Company shall also have paid on or before the Closing Day the reasonable fees, charges and disbursements of such Purchaser’s special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Day.
4.7.    Private Placement Numbers.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes issued on the Closing Day.
4.8.    Changes in Corporate Structure.

Except as specified in Schedule 4.8 or permitted pursuant to this Agreement, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
4.9.    Funding Instructions.

At least one Business Day prior to the Closing Day, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Schedule 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number/Swift Code/IBAN and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
4.10.    Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or its special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:
5.1.    Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not,

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individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions thereof.
5.2.    Authorization, etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof, each Note will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.3.    Disclosure.

The Company’s Annual Report on Form 10-K for the Fiscal Year ended January 31, 2016, the Company’s Proxy Statement dated April 8, 2016, the Company’s Quarterly Report on Form 10-Q for the Fiscal Quarter ended July 31, 2016, and the Company’s Current Reports on Form 8-K dated May 13, 2016, May 19, 2016, May 26, 2016, June 2, 2016 and July 15, 2016, together with the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by the Financing Documents and the financial statements listed in Schedule 5.5 (collectively referred to as the “Disclosure Documents”), taken as a whole, fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries as of the Closing Day. The Financing Documents and the Disclosure Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents or as expressly disclosed in Schedule 5.3, since July 31, 2016, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents, as supplemented or amended, delivered or to be delivered to each Purchaser.
5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and, if less than 100%, the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary, and (ii) the Company’s Affiliates, other than Subsidiaries.

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(b)All of the outstanding shares of Capital Stock of each Subsidiary shown in Schedule 5.4 as being owned by the Company or its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform its obligations thereunder.

(d)No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

5.5.    Financial Statements.

The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed in Schedule 5.5; provided that posting on its official website or delivery of copies of the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable (including copies of each exhibit filed therewith), prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.5 so long as such Report includes each of the consolidated financial statements referred to above. All of said consolidated financial statements (including, in each case, the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
5.6.    Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not:
(a)contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any of its

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Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is bound or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected,

(b)conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any of its Subsidiaries, or

(c)violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries.

5.7.    Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.
5.8.    Litigation; Observance of Agreements, Statutes and Orders.

(a)There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary thereof is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.    Taxes.

The Company and its Subsidiaries have filed all material tax returns that are required to have been filed by them in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that

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would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. As of the Closing Day, the U.S. Federal income tax liabilities of the Company and its Subsidiaries have been paid for all taxable years up to and including the fiscal year ended January 31, 2016.
5.10.    Title to Property; Leases.

The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
5.11.    Licenses, Permits, etc.

(a)The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

(b)to the best knowledge of the Company, no product or practice of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

(c)to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other intellectual property right owned or used by the Company or any of its Subsidiaries.

5.12.    Compliance with ERISA.

(a)The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in

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connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The amounts under each of the Plans (other than Multiemployer Plans) that are “defined benefit plans,” as defined in Section 3(35) of ERISA, that are benefit obligations, and the fair value of plan assets under each such Plan, are set forth in Note N to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year and have been prepared in accordance with FASB Accounting Standards Codification Topic 715-30. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)Note N to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year sets forth the expected postretirement benefit obligations of the Company and its Subsidiaries determined as of the last day of the Company’s most recently ended fiscal year for which audited financial statements are available in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the Sources used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)[Reserved.]

(g)All Foreign Pension Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto except for such failures to comply, in the aggregate for all such failures, that would not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Foreign Pension Plan documents or applicable laws have been paid or accrued as required, except for premiums, contributions and amounts that, in the aggregate for all such obligations, would not reasonably be expected to have a Material Adverse Effect.

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5.13.    Private Offering by the Company.

Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities (within six months of the date of the first offer of the Notes) for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction or of the Financial Instruments and Exchange Act.
5.14.    Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes (a) to repay in full the ¥10,000,000,000 1.72% Senior Notes due September 1, 2016 outstanding under that certain Note Purchase Agreement dated as of September 1, 2010, by and among the Company and the holders of such notes, and (b) for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
5.15.    Existing Indebtedness; Future Liens.

(a)Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the dates specified in such Schedule (and specifying, as to each item of such Indebtedness, the collateral, if any, securing such Indebtedness), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening

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of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

5.16.    Foreign Assets Control Regulations, Etc.

(a)Neither the Company nor any Controlled Entity (i) is (A) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (B) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (B), a “Blocked Person”), or (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or that it is a target of sanctions imposed by the United Nations or the European Union.

(b)No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, (i) in connection with any investment in, or any other transaction with, any Blocked Person, or (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws.

(c)To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, (A) money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), or (B) violating any applicable U.S. Economic Sanctions Laws, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or U.S. Economic Sanctions Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in each case in violation of any applicable anti-corruption laws or regulations.

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5.17.    Status under Certain Statutes.

Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
5.18.    Environmental Matters.

Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing,
(a)neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

(b)neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

(c)all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

5.19.    Pari Passu Ranking.

The obligations of the Company under this Agreement rank at least pari passu in right of payment with the Company’s Indebtedness obligations under the Credit Agreement and the Other Tiffany Note Agreements.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1.    Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the

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disposition of such Purchaser’s property or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act (or, to the extent applicable, the Financial Instruments and Exchange Act) and may be resold only if registered pursuant to the provisions of the Securities Act (or, to the extent applicable, the Financial Instruments and Exchange Act), or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
6.2.    Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of

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Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
6.3.    Denomination of Notes.

Each Purchaser hereby acknowledges that the Company has notified such Purchaser that the solicitation for newly issued securities relating to the Notes falls under the category described in Article 2, Paragraph 3, Item 2(iii) of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948) (the “Financial Instruments and Exchange Act”) as an offering of Notes pursuant to a private placement limited to Qualified Institutional Investors only (which Notes may only be transferred to other Qualified Institutional Investors) (the “QII Private Placement”) and, therefore, the registration under the provisions of Article 4, Paragraph 1 of the Financial Instruments and Exchange Act has not been made for such solicitation for newly issued securities.

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Each Purchaser acknowledges that no securities registration statement for a public offering has been filed or will be filed under the provisions of Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Based on the foregoing, any transfer of Notes by a Purchaser shall: (a) be made only to another “Qualified Institutional Investor” (as such term is defined in Article 2, Paragraph 3, Item 1 of the Financial Instruments and Exchange Act and Article 10, Paragraph 1 of the Cabinet Office Ordinance on Definitions provided in Article 2 of the Financial Instruments and Exchange Act of Japan (Cabinet Office Ordinance No. 14 of 1993, as amended) and (b)  include written notification from the transferor to the transferee that (i) the Notes were offered in Japan under the QII Private Placement and no securities registration statement has been filed or will be filed under Article 4, Paragraph (1) of the Financial Instruments and Exchange Act and (ii) the Notes may only be transferred to another Qualified Institutional Investor.

7.	INFORMATION AS TO THE COMPANY.

7.1.    Financial and Business Information.

The Company shall deliver to each holder of Notes that is an Institutional Investor:
(a)Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)consolidated statements of earnings, stockholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified on behalf of the Company by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that posting on its official website or delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q (including copies of each exhibit filed therewith) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such Report includes each of the financial statements (and the comparative historical figures) referred to above, provided, however, that any such report or document as contemplated by this Section 7.1(a) which has been posted to the Company’s official website with general access rights for the public shall be deemed to have been delivered to the

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holders of Notes as contemplated by this Section 7.1(a) so long as the Company has provided each holder of Notes prior notice, by electronic mail to the electronic address provided by such holder of Notes, of such posting;
(b)Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,
(i)a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)consolidated statements of earnings, stockholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by
(A)an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

(B)a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that posting on its official website or delivery within the time period specified above of the Company’s Annual Report on Form 10-K (including copies of each exhibit filed therewith) for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant’s certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b), so long as such Report includes each of the financial statements (and the comparative historical figures) referred to above, provided, however, that any such report or document as contemplated by this Section 7.1(b) which has been posted to the Company’s official website with general access rights for the public shall be deemed to

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have been delivered to the holders of Notes as contemplated by this Section 7.1(b) so long as the Company has provided each holder of Notes prior notice, by electronic mail to the electronic address provided by such holder of Notes, of such posting;
(c)SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, annual report (including, without limitation, the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that posting on its official website of any such report or document shall be deemed to satisfy the requirements of this Section 7.1(c), provided, however, that any such report or document as contemplated by this Section 7.1(c) which has been posted to the Company’s official website with general access rights for the public shall be deemed to have been delivered to the holders of Notes as contemplated by this Section 7.1(c) so long as the Company has provided each holder of Notes prior notice, by electronic mail to the electronic address provided by such holder of Notes, of such posting;

(d)Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Closing Day; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

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(iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

(g)Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R. §230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

7.2.    Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by an Officer’s Certificate signed by a Senior Financial Officer setting forth:
(a)Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3 through 10.6, inclusive, and each Incorporated Provision which is a financial covenant or otherwise makes reference to the financial condition or results of operations of any one or more of the Company or any Subsidiary (including any provision that limits or measures indebtedness, interest expense, fixed charges, total assets, net worth or stockholders equity of the Company and its Subsidiaries) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, covenant basket amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence).

(b)Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being

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furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

(c)Subsidiary Guarantors -- setting forth a list of all Subsidiaries that are Guarantors and certifying that each Subsidiary that is required to be a Guarantor pursuant to Section 9.6 is a Guarantor, in each case, as of the date of such Officer’s Certificate.

7.3.    Inspection.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company and any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.    PAYMENT OF THE NOTES.

8.1.    Required Principal Prepayments; Payment at Maturity.

There are no required prepayments of principal in respect of the Notes. The entire principal amount of the Notes outstanding on August 26, 2026, together with all accrued and unpaid interest thereon, shall be due and payable on such date.

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8.2.    Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in integral multiples of ¥50,000,000 and in an amount not less than ¥500,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, together with accrued unpaid interest on such amount, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by an Officer’s Certificate signed by a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes to be prepaid an Officer’s Certificate signed by a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
8.3.    Allocation of Partial Prepayments.

In the case of each partial optional prepayment of any Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
8.4.    Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
8.5.    No Other Optional Prepayments or Purchase of Notes.

The Company will not, and will not permit any Affiliate to, prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Section 8. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any

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payment, prepayment or purchase of Notes pursuant to any provision of this Section 8 and no Notes may be issued in substitution or exchange for any such Notes.
8.6.    Make-Whole Amount and Modified Make-Whole Amount.

The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero. For the purposes of determining the Make-Whole Amount and/or Modified Make-Whole Amount with respect to any Note, the following terms have the following meanings:
“Called Principal” means the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.7 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of such Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Recognized Yen Market Maker” means any financial institution that makes regular markets in Japanese Government Bonds and Japanese Government Bond-based securities and financial products, as shall be agreed between the Required Holders and the Company or, following the occurrence and continuance of an Event of Default, as reasonably determined by the Required Holders.
“Reinvestment Yield” means, with respect to the Called Principal of such Note, the sum of (i) 0.50% per annum (in the case of a computation of the Make-Whole Amount) or (ii) 1.00% per annum (in the case of a computation of the Modified Make-Whole Amount), plus the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Bloomberg Financial Markets News Screen BTMM-JN (or such other display as may replace such Bloomberg Financial Markets News Screen) for the most recently issued actively traded Japanese Government Bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the average of the yields for such securities as determined by two Recognized Yen Market Makers.
In the case of each determination under clause (i) or (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting Japanese Government Bond quotations to bond equivalent yields in

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accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded Japanese Government Bonds with the maturity closest to and greater than such Remaining Average Life and (2) the applicable actively traded Japanese Government Bonds with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of such Note.
“Remaining Average Life” means, with respect to any Called Principal or such Note, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of such Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which an interest payment is due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.7 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of such Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
8.7.    Prepayment for Tax Reasons.

(a)If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 5.00% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 15 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the

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Company no more than 10 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

(b)No prepayment of the Notes pursuant to this Section 8.7 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.7, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

(c)The Company may not offer to prepay or prepay Notes pursuant to this Section 8.7 (i) if a Default or Event of Default then exists, (ii) until the Company shall have, in the good faith discretion of the Company, taken commercially reasonable steps, if any are available, to mitigate the requirement to make the related Additional Payments or (iii) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.7 shall certify to the foregoing and describe such mitigation steps, if any.

(d)For purposes of this Section 8.7: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes other than changes described in a Rejection Notice) (i) the adoption or taking effect of, or an amendment to, or change in, any law, treaty, rule or regulation of the Taxing Jurisdiction after the Closing Day, or an amendment to, or

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change in, an official interpretation or application of such law, treaty, rule or regulation after the Closing Day, which adoption, amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the Closing Day, the adoption or taking effect of, or an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which adoption, amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel having recognized expertise in the field of taxation in the relevant Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

9.    AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:
9.1.    Compliance with Law.

Without limiting Section 10.8, the Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
9.2.    Insurance.

The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

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9.3.    Maintenance of Properties.

The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if the Company has concluded that such discontinuance is desirable in the conduct of its business and that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
9.4.    Payment of Taxes and Claims.

The Company will and will cause each of its Subsidiaries to file all material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.
9.5.    Corporate Existence, etc.

Subject to Section 10.5(c), the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
9.6.    Subsequent Guarantors.

(a)The Company covenants that if at any time after the date of this Agreement any Subsidiary which is not already a Guarantor at such time, shall be or become obligated (whether as a borrower or an obligor) in respect of all or any part of the Indebtedness of the Company or its Subsidiaries under, or in respect of, the Credit Agreement, the Company will cause each such Subsidiary, contemporaneously with such Subsidiary becoming so obligated (and in any event no later than 30 days thereafter), to execute and deliver to the holders of the Notes (a) a Guaranty of the Company’s obligations under the Notes and this Agreement, in substantially the form attached as

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Exhibit 9.6 to this Agreement (a “Guaranty Agreement”) to the extent permitted under local law, and (b) to the extent an opinion of counsel is delivered with respect to such Guaranty of such Indebtedness under, or in respect of, the Credit Agreement, an opinion of counsel for such Subsidiary with respect to such Guaranty in substantially the form of the opinion of counsel so delivered under, or in respect of, the Credit Agreement.

(b)A Guarantor shall be deemed to be released from all obligations under its Guaranty Agreement and to no longer constitute a Guarantor for purposes of the Financing Documents upon (i) the sale or other disposition by the Company or a Subsidiary of the Capital Stock of such Guarantor in compliance with the provisions of this Agreement, if as a result of such sale or other disposition, such Guarantor ceases to be a Subsidiary, or (ii) the written request for such termination made by such Guarantor to each holder of the Notes, accompanied by an Officer’s Certificate delivered to each holder certifying as to the satisfaction of the relevant requirements of this Section 9.6(b) with respect thereto, if (w) such Guarantor is no longer a borrower or guarantor under the Credit Agreement and has been released or discharged from its obligations thereunder, (x) such Guarantor shall not (after giving effect to any other release or termination occurring substantially simultaneously with the release and termination pursuant to this clause (ii)) then be Guaranteeing any other Indebtedness of the Company in excess of $20,000,000 in aggregate principal amount, (y) no amount is then due and payable under its Guaranty Agreement and (z) no Default or Event of Default shall have occurred and be continuing or would result from the release and discharge of any Guarantor and the termination of its Guaranty Agreement; provided that, if in connection with the release and discharge of such Guarantor pursuant to either of the foregoing clauses (i) or (ii), any fee or other form of consideration is given to any lender, agent or holder of indebtedness under the Credit Agreement for such release, the holder of Notes shall receive (x) equivalent consideration substantially concurrently therewith and (y) an Officer’s Certificate certifying thereto. At the request of the Company or the relevant Guarantor, the holders of Notes shall execute and deliver an appropriate instrument, in the form provided by the Company or such Guarantor, evidencing the release of any Guarantor pursuant to this Section 9.6(b).

10.    NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:
10.1.    Transactions with Affiliates.

The Company will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

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10.2.    Line of Business.

The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2016, except for vertical, horizontal or geographical expansion of any such business so engaged in, whether under the Tiffany & Co. name or any other name. Any such expansion may include, but shall not be limited to, additional manufacturing of jewelry products, trading in and processing of diamonds and the acquisition/operation of additional retail operations under other tradenames.
10.3.    Limitation on Debt.

(a)Incurrence of Debt. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

(i)no Default or Event of Default would exist,

(ii)Consolidated Total Debt would not exceed 60% of Consolidated Total Capitalization, and

(iii)the Fixed Charge Coverage Ratio in respect of such Debt at such time would be greater than or equal to 2.0 to 1.0.

(b)Incurrence of Priority Debt. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Priority Debt, unless on the date the Company or such Subsidiary becomes liable with respect to any such Priority Debt and immediately after giving effect thereto and the concurrent retirement of any other Priority Debt,

(i)no Default or Event of Default would exist; and

(ii)Priority Debt would not exceed 20% of Consolidated Net Worth.

(c)Deemed Incurrence. For the purposes of this Section 10.3, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt at such time, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

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10.4.    Liens.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, assume, incur or suffer to be created, assumed or incurred or to exist, any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, pursuant to an agreement or agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property); provided that the foregoing requirement shall not apply to:
(a)Taxes, etc. -- Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b)Legal Proceedings -- Liens

(i)arising from judicial attachments and judgments,

(ii)securing appeal bonds, supersedeas bonds, and

(iii)arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and in respect of which adequate reserves shall have been established on the books of the Company and its Subsidiaries in accordance with GAAP;
(c)Ordinary Course Liens -- Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of their properties or assets which are not incurred in connection with the incurrence of Debt and which do not in the aggregate materially impair the use of such properties in the operation of the business of the Company and its Subsidiaries taken as a whole or materially impair the value of such properties for the purpose of such business, including, without limitation, Liens

(i)in connection with workers’ compensation, unemployment insurance, social security and other like laws,

(ii)to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and performance bonds (of a type other

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than set forth in Section 10.4(b)), bids, leases (other than Capital Leases), purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property,

(iii)to secure the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, repairmen, landlords, lessors and other like Persons, arising in the ordinary course of business, and

(iv)in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that any amounts secured by such Liens are not overdue;

(d)(i)    Existing Liens -- Liens in existence on the Closing Day securing Debt and listed in Schedule 5.15, and

(ii)Renewals -- Liens securing renewals, extensions (as to time) and refinancings of Debt secured by the Liens listed in Schedule 5.15, provided that (A) the amount of Debt secured by each such Lien is not increased in excess of the amount of Debt outstanding on the date of such renewal, extension or refinancing, (B) none of such Liens is extended to include any additional property of the Company or any Subsidiary, and (C) immediately after giving effect thereto, no Default or Event of Default would exist;

(e)Intra-Group Liens -- Liens on property of the Company or any of its Subsidiaries securing Debt owing to the Company or to any of its Subsidiaries; provided that any such Lien does not materially and adversely affect the interests of the holders of the Notes under the Financing Documents;

(f)Purchase Money Liens -- Liens on fixed assets (or any improvement thereon) or in rights relating thereto, in each case, acquired or constructed by the Company or any Subsidiary after the Closing Day to secure Debt of the Company or such Subsidiary incurred in connection with such acquisition or construction, provided that

(i)no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed,

(ii)the amount of Debt secured by any such Lien shall not exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) being acquired or constructed or (B) the Fair Market Value (as determined in good faith by the Company) of such property, determined at the time of such acquisition or at the time of substantial completion of such construction, and

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(iii)such Lien shall be created concurrently with or within 120 days after such acquisition or the substantial completion of such construction;

(g)Acquisition Liens -- Liens existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that

(i)no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property,

(ii)each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and

(iii)the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the Fair Market Value (as determined in good faith by the board of directors of the Company or such Subsidiary) of such property (or improvement thereon) at the time of such transaction;

(h)Consignment Liens -- Liens incurred in the ordinary course of business not securing Debt in favor of Persons supplying the Company or any Subsidiary with precious metals, precious gems or jewelry on a consignment basis, provided that such Liens cover only the following property of the Company or such Subsidiary which shall have been supplied by such Persons:

(i)gold and silver bullion, gold and silver granule and other gold, silver, platinum or precious metals and precious gems or jewelry in whatever form including all substitutions, replacements and products in which any gold, silver, platinum or precious metals and precious gems or jewelry are incorporated or into which gold, silver, platinum or precious metals and precious gems or jewelry are processed or converted, whether now or hereafter owned or acquired by the Company or such Subsidiary or in which the Company or such Subsidiary now or hereafter acquires an interest, and all proceeds and products of and accessions to the foregoing, and

(ii)all inventory now or hereafter owned by the Company or such Subsidiary or in which the Company or such Subsidiary now or hereafter acquires an interest, including all merchandise, returned and repossessed goods, raw materials, goods in process, finished goods and proceeds therefor, and all accounts of the Company or such Subsidiary including all accounts receivable, notes, drafts, acceptances and other forms of obligations and receivables now owned or hereafter arising from such inventory sold or otherwise disposed of by

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the Company or such Subsidiary and proceeds thereof and all contract rights and proceeds of the foregoing; and

(i)Other Liens -- Liens securing Debt of the Company or any Subsidiary and not otherwise permitted by clauses (a) through (h) inclusive, of this Section 10.4 (other than Liens securing Debt under the Credit Agreement), but only to the extent that the Debt secured by such Lien is, at the time of the incurrence of such Debt, permitted to be incurred under Section 10.3(b).

10.5.    Merger, Consolidation, etc.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consolidate with, or merge into, any other Person or permit any other Person to consolidate with, or merge into, it, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, except that:
(a)any Subsidiary (other than a Guarantor) may consolidate with, or merge into, the Company or another Subsidiary if, immediately after, and after giving effect to, such transaction, no Default or Event of Default shall exist;

(b)any Subsidiary (other than a Guarantor) may consolidate with, or merge into, any other Person, or allow any other Person to consolidate with, or merge into, it, if

(i)in the case of any consolidation or merger in which the successor or surviving corporation is a Subsidiary, immediately after, and after giving effect to, such transaction,

(A)no Default or Event of Default would exist, and

(B)the successor or surviving corporation would be permitted to incur at least $1.00 of additional Debt by the provisions of Section 10.3(a) and at least $1.00 of additional Priority Debt by the provisions of Section 10.3(b) (in each case, other than Debt owing to the Company or a Subsidiary), and

(ii)in the case of any consolidation or merger in which the successor or surviving corporation is not a Subsidiary, such transaction would be permitted under the provisions of Section 10.6(a)(iii) (deeming such consolidation or merger to be a Transfer of all of the assets and liabilities of such Subsidiary) and immediately after, and after giving effect to, such transaction, no Default or Event of Default would exist; and

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(c)the Company or any Guarantor may consolidate with, or merge into, any other Person, or permit any other Person to consolidate with, or merge into, it, if

(i)the successor or surviving corporation (the “Successor Corporation”) shall be a solvent corporation organized under the laws of any state of the United States of America,

(ii)the Successor Corporation, if not the Company or such Guarantor, shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of the obligations of the Company under this Agreement and the Notes, or of such other Guarantor under its Guaranty Agreement, as the case may be, including, without limitation, all covenants herein and therein contained, and the Company shall cause to be delivered to each holder of a Note an opinion of outside counsel (such counsel to be reasonably satisfactory to the Required Holders) confirming the enforceability of such assumption, and

(iii)immediately after, and after giving effect to, such transaction,

(A)no Default or Event of Default would exist, and

(B)the Successor Corporation would be permitted to incur at least $1.00 of additional Debt by the provisions of Section 10.3(a) and at least $1.00 of additional Priority Debt by the provisions of Section 10.3(b) (in each case, other than Debt owing to the Company or a Subsidiary); and

(d)each Guarantor under any Guaranty Agreement that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Guaranty Agreement in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders.

10.6.    Sale of Assets.

(a)Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

(i)the property that is the subject of such Transfer constitutes either (A) inventory held for sale, or (B) equipment, fixtures, supplies or materials no longer required, in the opinion of the Company or such Subsidiary, in the operation of the business of the Company or such Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (A) or clause (B), such Transfer is in the ordinary course of business (an “Ordinary Course Transfer”); or

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(ii)either

(A)such Transfer is from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

(B)such Transfer is from the Company to a Wholly-Owned Subsidiary; or

(C)such Transfer is from a Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary;

so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto,
(I)no Default or Event of Default exists or would exist, and

(II)the Company would be permitted to incur at least $1.00 of additional Debt by the provisions of Section 10.3(a) and at least $1.00 of additional Priority Debt by the provisions of Section 10.3(b) (in each case other than Debt owing to the Company or a Subsidiary)

(each such Transfer, collectively with any Ordinary Course Transfers, “Excluded Transfers”); or

(iii)such Transfer is not an Excluded Transfer and does not involve a Substantial Portion of the property of the Company and its Subsidiaries, so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

(b)Debt Prepayment Applications and Reinvested Transfers.

(i)Notwithstanding the provisions of Section 10.6(a), the determination of whether a Transfer involves a Substantial Portion of the property of the Company and its Subsidiaries, as provided in Section 10.6(a)(iii) and Section 10.6(c)(iii), shall be made without taking into account the same proportion of the book value attributable to the property subject to such Transfer as shall be equal to the proportion (the “Designated Portion”) of the Net Asset Sale Proceeds Amount with respect to such Transfer to be applied to either a Debt Prepayment Application with respect to such Transfer or the acquisition of assets of at least equivalent value that are similar to the assets which were the subject of such Transfer (a “Reinvested Transfer”) within 365 days of the consummation of such Transfer, as specified in an Officer’s Certificate delivered to each holder of Notes prior to, or contemporaneously with, the consummation of such Transfer.

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(ii)If, notwithstanding the certificate referred to in the foregoing clause (i), the Company shall fail to apply the entire amount of the Designated Portion as specified in such certificate within the period stated in Section 10.6(b)(i), the computation of whether such Transfer involved a Substantial Portion of the property of the Company and its Subsidiaries shall be recomputed, as of the date of such Transfer, by taking into account the same proportion of the book value attributable to the property subject to such Transfer as shall be equal to the proportion of the Net Asset Sale Proceeds Amount actually applied to either a Debt Prepayment Application or a Reinvested Transfer within such period. If, upon the recomputation provided for in the preceding sentence, such Transfer involved a Substantial Portion of the property of the Company and the Subsidiaries, an Event of Default shall be deemed to have existed as of the expiration of such period.

(c)Certain Definitions. The following terms have the following meanings:

(i)“Debt Prepayment Application” means, with respect to any Transfer of property by the Company or any Subsidiary, the application by the Company or such Subsidiary of cash in an amount equal to the Net Asset Sale Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company or such Subsidiary (other than Senior Debt owing to any of the Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar facility providing the Company or such Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.2 in a principal amount that equals the Ratable Portion for such Note. A holder of Notes may accept or reject such offer to prepay by causing a notice of such acceptance or rejection to be delivered to the Company at least two Business Days prior to the prepayment date specified by the Company in such offer. If a holder of Notes has not responded to such offer by a date which is at least two Business Days prior to such specified prepayment date, such holder shall be deemed to have accepted such offer of prepayment. If any holder of a Note rejects such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion for such Note.

As used in this definition,
“Ratable Portion” means, for any Note, an amount equal to the product of
(A)the Net Asset Sale Proceeds Amount being so offered to be applied to the payment of Senior Debt, multiplied by

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(B)a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt of the Company and its Subsidiaries, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

(ii)“Disposition Value” means, at any time, with respect to any Transfer of property,

(A)in the case of property that does not constitute Capital Stock of a Subsidiary, the book value thereof, valued at the amount taken into account (or which would be taken into account) in the consolidated balance sheet of the Company then most recently required to have been delivered to the holders pursuant to Section 7.1, and

(B)in the case of property that constitutes Capital Stock of a Subsidiary, an amount equal to that percentage of the book value of the assets of the Subsidiary that issued such Capital Stock as is equal to the percentage that the book value of such Capital Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion), determined as of the date of the balance sheet referred to in the foregoing clause (A).

(iii)“Substantial Portion” means, at any time, any property subject to a Transfer if

(A)the Disposition Value of such property, when added to the Disposition Value of all other property of the Company and its Subsidiaries that shall have been the subject of a Transfer (other than an Excluded Transfer and subject, with respect to both such property and all such other property, to the provisions of Section 10.6(b)) during the then current fiscal year of the Company, exceeds an amount equal to 15% of Consolidated Total Assets as reflected (or as would be reflected) in the consolidated balance sheet of the Company then most recently required to have been delivered to the holders pursuant to Section 7.1, or

(B)the Disposition Value of such property, when added to the Disposition Value of all other property of the Company and its Subsidiaries that shall have been the subject of a Transfer (other than an Excluded Transfer and subject, with respect to both such property and all such other property, to the provisions of Section 10.6(b)) during the period

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beginning on the date of this Agreement and ending on and including the date of the consummation of such Transfer, exceeds an amount equal to 30% of Consolidated Total Assets as reflected (or as would be reflected) in the consolidated balance sheet of the Company then most recently required to have been delivered to the holders pursuant to Section 7.1.

(iv)“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Capital Stock of any other Person, but does not include any such transaction subject to the provisions of Section 10.5 (other than Section 10.5(b)(ii)).

10.7.    Most Favored Lender Status.

(a)If the Company agrees to any addition, amendment, waiver, deletion, termination or other modification of any affirmative or negative covenant, default, event of default or comparable provision (however named or designated) set forth in the Credit Agreement then in effect (including as a result of the refinancing, replacement or extension thereof) (a “Credit Agreement Modification”) which is more or less restrictive on the Company or any Subsidiary than the provisions contained in this Agreement (including, without limitation, those set forth on Schedule 10.7), then the Company shall, within five (5) Business Days of each such Credit Agreement Modification, provide a notice to the holders of the Notes in respect of each such Credit Agreement Modification. Each of the provisions set forth on Schedule 10.7 are on the date hereof (and immediately upon the effectiveness of a Credit Agreement Modification which shall have occurred after the date hereof, the terms of such Credit Agreement Modification shall be (subject to the proviso below and subject to the next succeeding sentence), automatically) incorporated by reference into this Agreement (each such Credit Agreement Modification and each of the provisions set forth on Schedule 10.7 as so incorporated is herein referred to as an “Incorporated Provision”), mutatis mutandis, as if set forth fully herein; provided, that at any time a Default or Event of Default has occurred and is continuing, no Credit Agreement Modification which is less restrictive on the Company or any Subsidiary will be deemed incorporated into this Agreement without the prior written consent of the Required Holders, which written consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, in no event shall an Incorporated Provision (i) amend or modify any provision otherwise set forth herein to make such provision less restrictive as to the Company or any Subsidiary than the corresponding provision set forth in this Agreement, as amended from time to time (without giving effect to this Section 10.7), except to the limited extent that any provisions set forth on Schedule 10.7 as of the Closing Day (and any modifications to this Agreement effected thereby as of the Closing Day) may be less restrictive as to the Company and its Subsidiaries as of the Closing Day (any such less restrictive provision on Schedule 10.7, a “Closing Day Less Restrictive Provision”), or (ii) delete the parenthetical phrase set forth in Section 10.4(i). For the avoidance of doubt, any change in the modifications effected by Schedule 10.7 as the result of a Credit Agreement Modification after the

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Closing Day shall be disregarded if it would have the effect of making any Closing Day Less Restrictive Provision less restrictive as to the Company or any Subsidiary.

(b)Except as contemplated by Section 10.7(a), no Incorporated Provision shall be modified unless such Incorporated Provision is amended or waived in accordance with the provisions of Section 18 and then only to the extent of such amendment or waiver.

(c)In connection with any Credit Agreement Modification, the Company and the Required Holders agree within 30 days of the written request of the Company or the Required Holders, to enter into a formal amendment to this Agreement, in form and substance satisfactory to the Required Holders, acting reasonably, to document the applicable amendments to this Agreement arising from any such Credit Agreement Modification. If any fee, supplemental or additional interest or other consideration is given to any lender under a Credit Agreement Modification as consideration for or as an inducement to enter into any Credit Agreement Modification, the equivalent of such fee, supplemental or additional interest or other consideration shall be paid to the holders of the Notes with respect to such Credit Agreement Modification that is incorporated into this Agreement at the same time as such fee, supplemental or additional interest or other consideration is paid to such lender. For the avoidance of doubt, the amount of any payment (whether as fee or interest) to any holder of Notes then being made shall be deemed equivalent to any similar payment under the Credit Agreement if such payment to such holder of Notes represents the same percentage of the then outstanding principal amount of such Notes as the percentage of all then outstanding Debt under the Credit Agreement represented by the aggregate amount of such similar payments under the Credit Agreement.

10.8.    Terrorism Sanctions Regulations.

The Company will not and will not permit any Controlled Entity to (a) become, own or control a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person if such investments, dealings or transactions would reasonably be expected to cause any holder of a Note to be in violation of or subject to sanctions under any laws or regulations that are applicable to such holder.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)the Company defaults in the payment of any principal or Make-Whole Amount or Modified Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

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(c)the Company defaults in the performance of or compliance with any term contained in any of Sections 10.3 through Section 10.6, inclusive, any Incorporated Provision that amends, or is otherwise of the type set forth in such Sections 10.3 through 10.6 or is a negative covenant or Section 7.1(d); or

(d)any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in its Guaranty Agreement and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)any representation or warranty made in writing by or on behalf of any Obligor or by any officer thereof in this Agreement or any Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i)    the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under this Agreement and the Notes) beyond any period of grace provided with respect thereto, that individually or together with such other Indebtedness as to which any such default exists has an aggregate outstanding principal amount of at least $20,000,000 (or its equivalent in the relevant currency of payment), or

(ii)the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under this Agreement and the Notes), that individually or together with such other Indebtedness as to which any such default exists has an aggregate outstanding principal amount of at least $25,000,000 (or its equivalent in the relevant currency of payment), or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or

(iii)as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (A) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000 (or its equivalent in the relevant currency of payment), or (B) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

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(g)the Company or any Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Guarantor or with respect to any substantial part of the property of the Company or any Guarantor, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Guarantor, or any such petition shall be filed against the Company or any Guarantor and such petition shall not be dismissed within 60 days; or

(i)a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (or its equivalent in the relevant currency of payment) (excluding any judgment or judgments to the extent the Company or any applicable Subsidiary is fully insured and with respect to which the insurer has assumed responsibility in writing) are rendered against one or more of the Company and any of its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

(j)except in connection with the release of any Guarantor from a Guaranty Agreement in accordance with Section 9.6(b) hereof, to the extent of such release:

(i)    the obligations of any Guarantor under its Guaranty Agreement shall cease to be in full force and effect or shall be declared by a court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against such Guarantor, or
(ii)    the validity or enforceability of any Guaranty Agreement against such Guarantor shall be contested by such Guarantor or the Company, or
(iii)    such Guarantor or the Company shall deny that such Guarantor has any further liability or obligation under its Guaranty Agreement; or

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(k)If:

(i)any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

(ii)a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

(iii)the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000,

(iv)the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

(v)the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or

(vi)the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.
As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

12.1.    Acceleration.

(a)If an Event of Default with respect to the Company described in paragraph (g) or paragraph (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

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(b)If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or, solely with respect to a prepayment pursuant to Section 8.7, Modified Make-Whole Amount, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
12.2.    Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in any Financing Document, or for an injunction against a violation of any of the terms thereof, or in aid of the exercise of any power granted thereby or by law or otherwise.
12.3.    Rescission.

At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on such Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, due and payable on such Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of such Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by

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reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to such Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
12.4.    No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by any Financing Document upon any holder of any Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	TAX INDEMNIFICATION; FATCA INFORMATION.

13.1.    Tax Indemnification.

(a)All payments whatsoever under this Agreement and the Notes will be made by the Company in Yen free and clear of, and without withholding or deduction for or on account of, any present or future tax of whatever nature (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise, duty, levy, impost, fee, compulsory loan, charge or withholding (each a “Tax” and collectively, “Taxes”)) imposed or levied by or on behalf of any jurisdiction other than Japan (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

(b)If any deduction or withholding for any Tax of a Taxing Jurisdiction shall be required in respect of any amounts to be paid by the Company under this Agreement or the Notes, the Company will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)any Tax imposed as a result of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of or possessor of a power over, such holder, if such holder is an estate, trust or partnership or any Person other than the holder to whom the Notes or any amount payable thereon is

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attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company, after the Closing Day, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(ii)any Tax imposed as a result of the failure by such holder to comply with Section 13.1(c); or

(iii)any combination of clauses (i) and (ii) above;

provided further that in no event shall the Company be obligated to pay such additional amounts (x) to any holder not resident in Japan or any other jurisdiction in which an original Purchaser is resident for tax purposes on the Closing Day in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of Japan or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between Japan or such other jurisdiction and the relevant Taxing Jurisdiction, (y) with respect to a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax that the beneficial owner of the Note would have qualified for and, if such lack of qualification shall have arisen as a result of an action taken by the Company, the Company shall have given timely notice of such law or interpretation to such holder or (z) if the obligation to pay such additional amounts results from an action or actions taken by a holder of a Note that result in the holder of a Note ceasing to qualify for an exemption from withholding tax in the relevant Taxing Jurisdiction to which it had previously been entitled.
(c)By acceptance of any Note, the holder of such Note agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between Japan (or another applicable jurisdiction) and such Taxing Jurisdiction and (y) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms; provided that nothing in this Section 13.1 shall require any holder to provide information with respect to any such

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Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder or require any holder to file any Forms if, in such holder’s reasonable judgment, such filing would impose any unreasonable burden (in time, resources or otherwise) on such holder; and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company, or mailed to the appropriate taxing authority, whichever is applicable, within 30 days following a reasonable written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date. Without limiting the generality of the foregoing (and without regard to the limitations set forth in the foregoing sentence):

(i)any holder that is a “United States Person” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”), shall deliver to the Company on or prior to the date on which such Person becomes such a holder (and from time to time thereafter upon the reasonable request of the Company) duly executed originals of IRS Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax; and

(ii)any holder that is not a U.S. Person, shall, to the extent it is legally entitled to do so, deliver to the Company on or prior to the date on which such Person becomes such a holder (and from time to time thereafter upon the reasonable request of the Company) whichever of the following is applicable:

(A)in the case of such a Person claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under a Note, duly executed originals of IRS Form W-8BEN or W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under a Note, duly executed originals of IRS Form W-8BEN or W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; provided that, for purposes of the Closing, the Purchaser may provide a duly executed copy of its IRS Form W‑8BEN‑E to the Company, with an original thereof to be provided to the Company promptly after the Closing Day;

(B)duly executed originals of IRS Form W-8ECI;

(C)in the case of such a Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder”

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of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly executed originals of IRS Form W-8BEN or IRS Form W‑8BEN‑E; or

(D)to the extent such Person is not the beneficial owner, duly executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN‑E, a certificate described in clause (C) above, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided, that if the Person is a partnership and one or more direct or indirect partners of such Person are claiming the portfolio interest exemption, such Person may provide such a certificate on behalf of each such direct and indirect partner.

In each case, the holder agrees that if any Form it previously delivered pursuant to Section 13.1(c)(i) or (ii) becomes inaccurate in any respect or the holder receives notice from the Company that such Form will expire or has expired or will or has become obsolete, it shall update such Form within 30 days of receipt of such notice, subject to the applicable limitations, if any, under Section 13.1(c), or promptly notify the Company in writing of its legal inability to do so.

(d)[Reserved.]

(e)On or before the Closing Day, the Company will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be delivered to the Company or filed with an applicable taxing authority pursuant to Section 13.1(c) and not described in Section 13.1(c)(i) or (ii), if any, and in connection with the transfer of any Note the Company will, promptly following receipt of notice of such transfer, furnish the transferee of such Note with copies of any Form (other than the Forms described in Section 13.1(c)(i) or (ii)) and English translation then required.

(f)If any payment is made by the Company to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company pursuant to this Section 13.1, then, if such holder at its sole discretion exercised in good faith determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Company such amount as such holder shall, in its sole discretion exercised in good faith, determine to be attributable to the relevant Taxes or deduction or withholding. Except as provided in Section 13.1(i), nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as otherwise set forth in this Section 13.1) oblige

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any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(g)The Company will furnish the holders of Notes, as soon as reasonably practicable after the date of any payment by the Company of any Tax pursuant to this Section 13.1, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid, or a duly certified copy of such original tax receipt or any other reasonably satisfactory evidence of payment, together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(h)If the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company would be required to pay any additional amount under this Section 13.1, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company agrees to promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof or other reasonably satisfactory evidence of payment) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(i)If the Company makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth in Section 13.1(c).

(j)The obligations of the Company and the holders of the Notes under this Section 13.1 shall survive the payment or transfer of any Note and the provisions of this Section 13.1 shall also apply to successive transferees of the Notes.

13.2.    FATCA Information.

By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (i) in the case of any such holder that is a U.S. Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a U.S. Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a U.S. Person, such

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documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 13.2 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1.    Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company and each Purchaser acknowledge and agree that the Notes are not “negotiable instruments” within the meaning of §3-104 of the Uniform Commercial Code as adopted in the State of New York. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes. Any holder that grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Notes (the “Participant Register”); provided that no holder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in the Notes) to any Person except to the extent that such disclosure is necessary to establish that the Notes are in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such holder shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

14.2.    Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to

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such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than ¥230,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than ¥230,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 and shall comply with the terms of Section 13.1(c). Any transfer the Notes shall be subject to the limitations set forth in Section 6.3 hereof.
14.3.    Replacement of Notes.

Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.	PAYMENTS ON NOTES.

15.1.    Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount or Modified Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2.    Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified

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Make-Whole Amount, if any, and interest by (i) the method and at the address specified for such purpose below such Purchaser’s name in Schedule A or (ii) such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon payment or prepayment in full of any Note, such Purchaser shall promptly surrender such Note for cancellation to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 15.2. The Company will afford the benefits of this Section 15.2 to any Qualified Institutional Buyer or Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 15.2.

16.	EXPENSES, ETC.

16.1.    Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of one special counsel for all Purchasers and holders of Notes and, if reasonably required, one local counsel in each jurisdiction where such counsel is so required) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Financing Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Financing Documents, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Financing Documents. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser).
16.2.    Currency Rate Indemnity.

(a)Each payment under this Agreement or the Notes shall be made in Japanese Yen. Any obligation to make payments under this Agreement, any Guaranty Agreement or the Notes in Japanese Yen will not be discharged or satisfied by any tender in any currency other than Japanese Yen, except to the extent such tender results in the actual receipt (after deduction of all reasonable fees and expenses relating to any conversion) by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into Japanese Yen, of the full amount in

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Japanese Yen of all amounts due in respect of this Agreement, any Guaranty Agreement or the Notes. If for any reason the amount in Japanese Yen so received falls short of the amount in Japanese Yen due in respect of this Agreement, any Guaranty Agreement or the Notes, the Company or each Guarantor, as the case may be, will, to the extent permitted by law, immediately pay such additional amount in Japanese Yen as may be necessary to compensate for the shortfall.

(b)If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in respect of this Agreement, any Guaranty Agreement or the Notes in one currency into another currency, the rate of exchange used shall be that prevailing on the date of entry of final judgment. The obligation of the Company or each Guarantor in respect of any such sum due from it hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Japanese Yen (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the party to whom such payment is owed of any sum adjudged to be so due in the Judgment Currency, such party may in accordance with normal procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally adjudged to be due in the Agreement Currency, each of the Company and each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss.

16.3.    Survival.

The obligations of the Company and each Guarantor under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Document, and the termination of any Financing Document.

17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained in this Agreement and the Notes shall survive the execution and delivery of this Agreement and the Notes and the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument or writing delivered by or on behalf of the Company pursuant to this Agreement and the Notes shall be deemed representations and warranties of the Company, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

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18.	AMENDMENT AND WAIVER.

18.1.    Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections l, 2, 3, 4, 5, 6 and 22, or any defined term (as it is used therein), will be effective as to a Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Modified Make-Whole Amount, as applicable, on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 13, 15.2, 16.2, 18 and 21.
18.2.    Solicitation of Holders of Notes.

(a)Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes

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that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

18.3.    Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
18.4.    Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided in this Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

19.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at the address set forth at the beginning hereof to the attention of the Executive Vice President - Chief Financial Officer, telecopier: (###) ###-####, or at such other address as the Company shall have specified to the holder of each Note in writing, with a copy to the Company’s Senior Vice President, Secretary & General Counsel at the address provided pursuant to this subsection (iii).

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Notices under this Section 19 will be deemed given only when actually received.

20.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Closing Day (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, portable document format (PDF), miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that
(a)was publicly known or otherwise known to such Purchaser prior to the time of such disclosure,

(b)subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf,

(c)otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary, or

(d)constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.

Such Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to:

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(i)its directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes),

(ii)its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21,

(iii)any other holder of any Note,

(iv)any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21),

(v)any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21),

(vi)any federal or state regulatory authority having jurisdiction over such Purchaser,

(vii)the NAIC or the SVO or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or

(viii)any other Person to which such delivery or disclosure may be necessary or appropriate

(A)to effect compliance with any law, rule, regulation or order applicable to such Purchaser,

(B)in response to any subpoena or other legal process,

(C)in connection with any litigation to which such Purchaser is a party, or

(D)if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Financing Documents.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such

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holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.

22.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.

23.	MISCELLANEOUS.

23.1.    Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.    Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, Make-Whole Amount or Modified Make-Whole Amount, as applicable, or interest on any Note that is due on a date (including, without limitation, the final maturity date of the Notes) other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, except in the case of a payment on the final maturity date which shall include such additional days in such computation but shall not include the date on which such payment is received.

23.3.    Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

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23.4.    Construction.

(a)Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

(b)Any provision of this Agreement providing for any amount to be determined in accordance with GAAP (including, without limitation, determining compliance with the financial covenants contained in this Agreement, including any Incorporated Provision) shall disregard any election by the Company or any Subsidiary to measure an item of Indebtedness using fair value (as permitted by the Fair Value Measurement and Disclosure Topic of the Financial Accounting Standards Board Accounting Standards Codification (Topic 825-10-25 - Fair Value Option) or any similar accounting standard) and such determination shall be made instead using the par value of such Indebtedness.

23.5.    Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6.    Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
[Remainder of page intentionally left blank. Next page is signature page.]

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Very truly yours,

TIFFANY & CO.

By: /s/ Frederic Cumenal
Name: Frederic Cumenal
Title: CEO

DB1/ 87639059.10

)

The foregoing is hereby agreed to

as of the date thereof:

METLIFE INSURANCE K.K.

By:	MetLife Asset Management Corp. (Japan)
Its Investment Manager

By: /s/ Shinichiro Miyawaki
Name: Shinichiro Miyawaki
Title: Representative Director

DB1/ 87639059.10

)

SCHEDULE A
INFORMATION RELATING TO PURCHASERS

Purchaser Name	METLIFE INSURANCE K.K.
Name in which to register Note(s)	METLIFE INSURANCE K.K.
Note Registration Number(s); Principal Amount(s)	R-1; ¥3,000,000,000
Payment on account of Note(s) Method Account information	Wire Transfer Beneficiary Bank: Beneficiary Bank BIC: Beneficiary Account No.: Beneficiary Name: Ref:	Citibank Japan Limited ######## #-######-### MetLife Insurance K.K. #########- Tiffany & Co., 0.78% due 8/26/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Accompanying information	Name of Issuer:TIFFANY & CO.
	Description of Security: 0.78% Senior Notes due August 26, 2026	PPN: 886547 E*5
Due date and application (as among principal, interest and Make-Whole Amount or Modified Make-Whole Amount, as applicable) of the payment being made.

Schedule A
DB1/ 87639059.10	Page 1

Purchaser Name	METLIFE INSURANCE K.K.
Address / Fax # and/or Email For all notices and communications
Alico Asset Management Corp. (Japan)
Administration Department
ARCA East 7F, 3-2-1 Kinshi
Sumida-ku, Tokyo 130-0013 Japan
Attention: ###
Email: ###

With a copy to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
Investments, Private Placements
P.O. Box 1902, 10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: ###
Emails: ###

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
P.O. Box 1902, 10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: ###
Email: ###

Audit Requests:

Soft copy to ### or hard copy to:

Metropolitan Life Insurance Company
Attn: ###
18210 Crane Nest Drive - 5th Floor
Tampa, FL 33647

Instructions re Delivery of Note(s)	MetLife Insurance K.K. c/o MetLife Investment Advisors, LLC Investments Law P.O. Box 1902, 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: ###
Signature Block	METLIFE INSURANCE K.K. By: MetLife Asset Management Corp. (Japan) Its Investment Manager By:_________________________________________ Name: Shinichiro Miyawaki Title: Representative Director
Tax identification number	##-####### (USA) and ######## (Japan)

Schedule A
DB1/ 87639059.10	Page 2

Purchaser Name	METLIFE INSURANCE K.K.
Name in which to register Note(s)	METLIFE INSURANCE K.K.
Note Registration Number(s); Principal Amount(s)	R-2; ¥7,000,000,000
Payment on account of Note(s) Method Account information	Wire Transfer Beneficiary Bank: Beneficiary Bank BIC: Beneficiary Account No.: Beneficiary Name: Ref:	Citibank Japan Limited ######## #-######-### MetLife Insurance K.K. #########- Tiffany & Co., 0.78% due 8/26/2026

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Accompanying information	Name of Issuer: TIFFANY & CO.
	Description of Security: 0.78% Senior Notes due August 26, 2026	PPN: 886547 E*5
Due date and application (as among principal, interest and Make-Whole Amount or Modified Make-Whole Amount, as applicable) of the payment being made.

Schedule A
DB1/ 87639059.10	Page 3

Purchaser Name	METLIFE INSURANCE K.K.
Address / Fax # and/or Email For all notices and communications
Alico Asset Management Corp. (Japan)
Administration Department
ARCA East 7F, 3-2-1 Kinshi
Sumida-ku, Tokyo 130-0013 Japan
Attention: ###
Email: ###

With a copy to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
Investments, Private Placements
P.O. Box 1902, 10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: ###
Emails: ###

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
P.O. Box 1902, 10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: ###
Email: ###

Audit Requests:

Soft copy to ### or hard copy to:

Metropolitan Life Insurance Company
Attn: ###
18210 Crane Nest Drive - 5th Floor
Tampa, FL 33647

Instructions re Delivery of Note(s)	MetLife Insurance K.K. c/o MetLife Investment Advisors, LLC Investments Law P.O. Box 1902, 10 Park Avenue Morristown, New Jersey 07962-1902 Attention: ###
Signature Block	METLIFE INSURANCE K.K. By: MetLife Asset Management Corp. (Japan) Its Investment Manager By:_________________________________________ Name: Shinichiro Miyawaki Title: Representative Director
Tax identification number	##-####### (USA) and ######## (Japan)

Schedule A
DB1/ 87639059.10	Page 4

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2014 Five-Year Credit Agreement” means that certain Five Year Credit Agreement, dated as of October 7, 2014, by and among the Company, the other borrowers party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto, as amended, amended and restated, supplemented, modified or renewed from time to time.

“2014 Four-Year Credit Agreement” means that certain Four Year Credit Agreement, dated as of October 7, 2014, by and among the Company, the other borrowers party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other agents party thereto, as amended, amended and restated, supplemented, modified or renewed from time to time.

“Affiliate” means at any time, and with respect to any Person,

(a)any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person; or

(b)(i) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary, or (ii) any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement Currency” is defined in Section 16.2(b).

“Agreement, this” is defined in Section 18.3.

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Blocked Person” is defined in Section 5.16(a).

Schedule B
DB1/ 87639059.10	Page 1

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York or Tokyo, Japan are required or authorized to be closed.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means any class of capital stock, share capital or similar equity interest of a Person.

“Closing” is defined in Section 3.

“Closing Day” is defined in Section 3.

“Closing Day Less Restrictive Provision” is defined in Section 10.7.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory sentence of this Agreement.

“Confidential Information” is defined in Section 21.

“Consolidated” means the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means, at any time,

(a)the sum, without duplication, of (i) the par value (or value stated on the books of the corporation) of the Capital Stock (but excluding treasury stock and Capital Stock subscribed and unissued, and any Preferred Stock that is mandatorily redeemable on or prior to the final maturity of the Notes) of the Company and its Subsidiaries, plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts (excluding the effect of all foreign currency translation adjustments) would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

(b)to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Consolidated Total Assets” means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

Schedule B
DB1/ 87639059.10	Page 2

“Consolidated Total Capitalization” means, at any time, the sum of (a) Consolidated Total Debt at such time plus (b) Consolidated Net Worth at such time.

“Consolidated Total Debt” means, as of any date of determination, the total of all Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.

“Credit Agreement” means, collectively, the 2014 Four-Year Credit Agreement and the 2014 Five-Year Credit Agreement, and each successor loan or credit agreement constituting a primary bank credit facility of the Company, with the same or different group of lenders and agents, in each case as may be amended from time to time.

“Debt” means, with respect to any Person, without duplication,

(a)its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(e)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Without limitation of the foregoing, Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person or its property remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

Schedule B
DB1/ 87639059.10	Page 3

“Debt Prepayment Application” is defined in Section 10.6(c)(i).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (a) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.0% over the rate of interest publicly announced from time to time by JPMorgan Chase Bank (or its successor) at its headquarters as its “base” or “prime” rate.

“Designated Portion” is defined in Section 10.6(b)(i).

“Disclosure Documents” are defined in Section 5.3.

“Disposition Value” is defined in Section 10.6(c)(ii).

“Dollars” and “$” means lawful currency of the United States of America.

“EBIT” means, for any period, the net income of the Company and its Subsidiaries on a Consolidated basis for such period plus each of the following with respect to the Company and its Subsidiaries on a Consolidated basis to the extent utilized in determining such net income: (a) Interest Expense and (b) provision for taxes.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Transfer” is defined in Section 10.6(a)(ii).

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed

Schedule B
DB1/ 87639059.10	Page 4

and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell, respectively).

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any intergovernmental agreement between the United States of America and any other jurisdiction, (c) any treaty, law or regulation of any other jurisdiction, which facilitates the implementation of the foregoing clauses (a), (b) and (c), and (d) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Financial Instruments and Exchange Act” is defined in Section 6.3.

“Financing Documents” means, collectively, this Agreement, the Notes and any Guaranty Agreement(s).

“Fixed Charge Coverage Ratio” means, at any time in respect of any Debt with respect to which the Company or any Subsidiary is becoming liable, the ratio of (a) (i) EBIT in respect of the period comprised of the four consecutive fiscal quarters ended immediately prior to such time in respect of which financial statements have been delivered pursuant to Sections 7.1(a) or 7.1(b) plus (ii) Rent Expense for such period, to (b) (i) Rent Expense for such period plus (ii) Interest Expense for such period (assuming that the entire principal amount of such Debt was incurred on the first day of such period and remained outstanding at all times during such period and such Debt accrued interest at the rate as would have been accrued on such Debt during such period).

“Foreign Pension Plan” means any plan, fund or other similar program

(a)established or maintained outside of the United States of America by any one or more of the Company or any of its Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or its Subsidiaries which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

(b)not otherwise subject to ERISA.

“Forms” is defined in Section 13.1(c).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America; provided that if any time after the date hereof any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement (including in any Incorporated Provision), and either the Required Holders or the Company shall so request, the holders of Notes and the Company shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Holders), provided further that, until so amended, (i) such ratio or requirement shall

Schedule B
DB1/ 87639059.10	Page 5

continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the applicable holders of Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“Governmental Authority” means

(a)the government of

(i)	the United States of America or any state or other political subdivision thereof, or

(ii)	any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantors” means each Subsidiary of the Company which delivers a Guaranty Agreement pursuant to Section 9.6 hereof, and “Guarantor” means any one of such Persons.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)to purchase such indebtedness or obligation or any property constituting security therefor;

(b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

Schedule B
DB1/ 87639059.10	Page 6

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guaranty Agreement” is defined in Section 9.6.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1.

“Incorporated Provision” is defined in Section 10.7(a).

“Indebtedness” means, with respect to any Person, without duplication,

(a)its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)Swaps of such Person; and

(g)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Without limitation of the foregoing, Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person or its

Schedule B
DB1/ 87639059.10	Page 7

property remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Interest Expense” means, for any period, the interest expense of the Company and its Subsidiaries on a Consolidated basis in respect of such period.

“Judgment Currency” is defined in Section 16.2(b).

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Obligors to perform their obligations under the Financing Documents, or (c) the validity or enforceability of any of the Financing Documents.

“Modified Make-Whole Amount” is defined in Section 8.6.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Asset Sale Proceeds Amount” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

Schedule B
DB1/ 87639059.10	Page 8

(a)the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

(b)all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

“Notes” is defined in Section 1.

“Obligors” means the Company and each Guarantor, and “Obligor” means any one of such Persons.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of the Company, executed on its behalf by a Senior Financial Officer or any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Ordinary Course Transfer” is defined in Section 10.6(a)(i).

“Other Tiffany Note Agreements” means (in each case as amended, amended and restated, or supplemented, and in effect on the date hereof) (i) the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of July 25, 2012, by and between the Company and the purchasers named therein, relating to the issuance and sale by the Company of $150,000,000 principal amount of its 4.40% Series B-P Senior Notes due July 25, 2042 and (ii) the Amended and Restated Note Purchase and Private Shelf Agreement, dated as of July 25, 2012, by and between the Company and the purchasers name therein, relating to the issuance and sale by the Company of $100,000,000 principal amount of its 4.40% Series B-M Senior Notes due July 25, 2042.

“Participant Register” is defined in Section 14.1.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Schedule B
DB1/ 87639059.10	Page 9

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such Person.

“Priority Debt” means, at any time, without duplication, the sum of

(a)all then outstanding Debt of the Company or any Guarantor secured by any Lien on any property of the Company or any Subsidiary, other than any such Debt secured by Liens permitted by any one or more of clauses (a) through (f), inclusive, of Section 10.4, plus

(b)all then outstanding Debt of Subsidiaries of the Company (other than Debt of any Guarantor);

provided that Priority Debt shall not include (x) Debt of any Subsidiary owing solely to the Company or another Subsidiary, (y) Debt of any Subsidiary under any Guaranty by a Subsidiary which is a party to the Guaranty Agreement of the Debt of the Company or any other Subsidiary or (z) Debt of any Subsidiary under any of the agreements listed in Schedule 10.3.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchasers” means each of the Purchasers identified on Schedule A as purchasers of the Notes.

“QII” is defined in Section 6.3.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Reinvested Transfer” is defined in Section 10.6(b)(i).

“Rejection Notice” is defined in Section 8.7(a).

“Rent Expense” means, for any period, the rent expense of the Company and its Subsidiaries under all operating leases on a Consolidated basis in respect of such period.

Schedule B
DB1/ 87639059.10	Page 10

“Required Holders” means, at any time, the holder or holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any of their respective Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Debt” means the Notes and any Debt of the Company or its Subsidiaries that by its terms is not in any manner subordinated in right of payment to any other unsecured Debt of the Company or any Subsidiary.

“Senior Financial Officer” means the chief executive officer, chief financial officer, vice president-finance, controller, principal accounting officer or treasurer of the Company.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Substantial Portion” is defined in Section 10.6(c)(iii).

“Successor Corporation” is defined in Section 10.5(c)(i).

“SVO” means the Securities Valuation Office of the NAIC.

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based

Schedule B
DB1/ 87639059.10	Page 11

on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Tax Prepayment Notice” is defined in Section 8.7(a).

“Taxes” is defined in Section 13.1(a).

“Taxing Jurisdiction” is defined in Section 13.1(a).

“Transfer” is defined in Section 10.6(c)(iv).

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States Government pursuant to which economic sanctions have been imposed on any Person, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“U.S. Person” is defined in Section 13.1(c)(i).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary of which (a) 100% of the Capital Stock of such Subsidiary is beneficially owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time and (b) all of the legal title to such Capital Stock (other than Capital Stock held by third parties as may be required under the laws of any jurisdiction where such Subsidiary is organized or conducts business) is held by one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

“Yen” and “¥” means the lawful currency of Japan.

Schedule B
DB1/ 87639059.10	Page 12

SCHEDULE 3

PAYMENT INSTRUCTIONS

Name and address of bank	The Bank of New York
One Wall Street
New York, NY 10286

SWIFT Code	#### ## ##

Account Name	Tiffany & Co.

Account Number	##########

Contact name at bank	###

Contact person telephone number	###-###-####

Schedule 3
DB1/ 87639059.10	Page 1

SCHEDULE 4.8

CHANGES IN CORPORATE STRUCTURE

None.

Schedule 4.8
DB1/ 87639059.10	Page 1

SCHEDULE 5.3

DISCLOSURE

None.

Schedule 5.3
DB1/ 87639059.10	Page 1

SCHEDULE 5.4

SUBSIDIARIES AND AFFILIATES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

See attached list of Company’s Subsidiaries.

I. Company’s Affiliates

As of the Closing Day, there are no Persons (i) except for Qatar Investment Authority (see page PS-13 of the Company’s Proxy Statement dated April 8, 2016), known to the Company to beneficially own at least 10% of the voting or equity interests of the Company or (ii) except for those set forth on the attached list of the Company’s Subsidiaries, of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% of more of such Persons.

The foregoing discussion is provided solely for the 10% test under the definition of “Affiliate” in this Agreement.

II. Agreements restricting the ability of any Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

None.

Schedule 5.4
DB1/ 87639059.10	Page 1

TIFFANY & CO.

(Subsidiaries and Unincorporated Branches)
Page 1 of 2

TIFFANY & CO.
Delaware
August 16, 1984
(13-3228013)
TIFFANY AND COMPANY
New York
May 30, 1868
(13-1387680)
TIFFANY & CO. LUXEMBOURG S.A.R.L.
Luxembourg
November15, 2007
Tiffany (NY) 50%
Tiffany Int'l(DE) 50%
TIFFANY & CO. INTERNATIONAL
Delaware
October 11, 1984
(06-1121421)
LAURELTON DIAMONDS, INC.
(Formerly FHH Diamonds, Inc.)
Delaware
June 13, 2002
(01-0715717)
EAST POND HOLDINGS, INC.
Delaware
August 23, 2002
(47-0886504)
LCT INSURANCE COMPANY
New York
January 30, 2004
(20-0660065)
T. RISK HOLDINGS INC.
New Jersey
January 29, 2004
(20-0664607)
Domestic Subsidiaries
International Subsidiaries
TIFFANY ATLANTIC CITY, INC.
New Jersey
April 18, 2005
(20-2882948)
TIFFANY (NJ) LLC
Delaware
January 11, 2008
(37-1558953)
TCORD HOLDING COMPANY LLC
Delaware
April 17, 2013
TIFFANY DISTRIBUTION COMPANY LLC
Delaware
August 21, 2014
UNINCORPORATED BRANCHES OF TIFFANY AND COMPANY (NY)
TIFFANY AND COMPANY
Vienna, Austria
TIFFANY AND COMPANY
Toronto Branch
Canada
TIFFANY AND COMPANY
Dubai
TIFFANY & CO.,
Niederlassung Berlin
Berlin, Germany
TIFFANY & CO.,
Niederlassung Dusseldorf
Dusseldorf, Germany
TIFFANY & CO.
Niederlassung Frankfurt
Frankfurt, Germany
TIFFANY & CO.,
Niederlassung Hamburg
Hamburg, Germany
TIFFANY & CO.
Niederlassung Munich
Munich, Germany
TIFFANY & CO.,
Niederlassung Stuttgart
Stuttgart, Germany
TIFFANY AND COMPANY, NEW YORK,
Zweigniederlassung
Zurich, Switzerland
LAURELTON JEWELRY, S.R.L.
Dominican Republic
October 3, 2013
[Tiffany (NY) 99.90%]
[TCORD (DE) .10%]
Domestic Subsidiaries
International Subsidiaries
TIFFANY & CO. JAPAN INC.
Delaware
June 11, 1992
(22-3176944)
TIFFANY & CO. JAPAN INC.
Japan Branch
Japan
Registered July 23, 1992
TIFFANY & CO. TAIWAN HOLDING LLC
Delaware
February 5, 2008
TIFFANY THAILAND HOLDINGS I LLC
Delaware
October 11, 2013
TIFFANY THAILAND HOLDINGS II LLC
Delaware
October 11, 2013
See Next Page
TIFFANY-BRASIL LTDA.
Brazil
October 23, 2000
TIFFANY-BRASIL LTDA.
Sao Paulo Branch
Brazil
(04.104.676/0002-67)
TIFFANY-BRASIL LTDA.
Brasilia Branch
Brazil
(04.104.676/0003-48)
TIFFANY-BRASIL LTDA.
Rio de Janeiro Branch
Brazil
TIFFANY-BRASIL LTDA.
Curitiba Branch
Brazil
TIFFANY IMPORTAÇÃO E COMERCIO DE JOIAS LTDA.
Brazil
July 1, 2003
(05.755.253/0001-99)
TIF SWISS HOLDINGS GmbH
Switzerland- Chiasso
January 16, 2006
TIF WATCH HOLDINGS SAGL
Switzerland- Ticino
November 12, 2014
TIFFANY SWITZERLAND WATCH COMPANY SAGL
(Formerly Tiffany & Co. Watch Center AG)
Switzerland-Ticino
October 10, 1995
TIFFANY & CO. SWISS WATCHES SAGL
Switzerland- Chiasso
November 28, 2014
TIFFANY & CO. TAIWAN LIMITED
Taiwan
January 30, 2008
Laurelton Jewelry (Thailand) Company Limited (1)
Thailand
January 6, 2014
Tiffany & Co. Jewelers (Thailand) Company Limited (2)
Thailand
May 16, 2014
UNINCORPORATED BRANCHES OF TIFFANY & CO. INTERNATIONAL
LAURELTON DIAMONDS, INC.
(Formerly FHH Diamonds, Inc.)
Belgium Branch
August 28, 2002
Antwerpen 350702
LAURELTON DIAMONDS ONTARIO LTD.
Ontario, Canada
September 25, 2008
(002185869)
LAURELTON DIAMONDS (INDIA) PRIVATE LIMITED
India
July 12, 2013
[Laurelton (DE) 99%]
[DPFH 1%]
MVTCO, INC.
(Formerly Butterwood & Co.)
Delaware
December 10, 2003
(37-1480306)
IRIDESSE, INC.
(Formerly TCOPI, Inc.)
Delaware
January 12, 2004
(20-0585554)
LAURELTON DIAMONDS BELGIUM BVBA
Belgium
June 29, 2016
(0657.888.147)
TRM INVESTMENTS L.L.C.
[LCT 99% - TIFFCO 1%]
New Jersey
January 29, 2004
(20-0670060)
DPFH CO. LTD.
British Virgin Islands
December 20, 2004
LAURELTON DIAMONDS (CAMBODIA) CO., LTD.
Cambodia
March 27, 2013
TIFFCO INVESTMENT VEHICLE, INC.
British Virgin Islands
December 21, 2004
LAURELTON DIAMONDS (XI'AN) LTD.
China
November 7, 2007
LAURELTON DIAMONDS VIETNAM LLC
Vietnam
April 4, 1995
LAURELTON DIAMONDS (MAURITIUS) LIMITED
Mauritius
May 15, 2008
NHC, LLC
Delaware
December 17, 2004
(20-2025477)
[TIFFCO 51%]
[Laurelton (DE) 49%]
BWHC, LLC
Delaware
November 13, 2006
(32-0189671)
[TIFFCO 75%]
[Laurelton (DE) 25%]
LAURELTON-REIGN DIAMONDS (PTY) LTD.
Namibia
March 19, 2007
(2007/145)
[TIFFCO 73%]
LAURELTON DIAMONDS SOUTH AFRICA (PROPRIETARY) LIMITED
(Formerly Rand Precision Cut Diamonds (Proprietary) Ltd.)
South Africa
November 30, 1976
[NHC, LLC 85%]
LAURELTON DIAMONDS (BOTSWANA) (PROPRIETARY) LIMITED
(Formerly Rand Diamonds (Botswana) (Proprietary) Ltd.)
Botswana
August 10, 2005
[BWHC 80%]

Company	Share Ownership
(1) Laurelton Jewelry (Thailand) Company Limited	2,322,604 Shares: Tiffany & Co. International
	23,698 Shares: Tiffany Thailand Holdings I LLC
	23,698 Shares: Tiffany Thailand Holdings II LLC
(2)Tiffany & Co. Jewelers (Thailand) Company Limited	987,002 Shares: Tiffany & Co. International
	6,499 Shares: Tiffany Thailand Holdings I LLC
	6,499 Shares: Tiffany Thailand Holdings II LLC
(3) Tiffany & Co. Belgium SPRL	40,099 Shares: Tiffany & Co. (UK) Holdings Limited
	1 Share: Tiffany & Co. International
(4) Tiffany & Co. (GB)	15,893,999 Shares: Tiffany & Co. (UK) Holdings Limited
	1 Share: Tiffany & Co. Holding II LLC

AS OF 6/29/16

Schedule 5.4
DB1/ 87639059.10	Page 2

TIFFANY & CO.

(Subsidiaries and Unincorporated Branches)
Page 2 of 2

TIFFANY & CO.
Delaware
TIFFANY AND COMPANY
New York
TIFFANY & CO. INTERNATIONAL
Delaware
TIFFANY & CO. LUXEMBOURG S.A.R.L.
Luxembourg
November 15, 2007
Tiffany (NY) 50%
Tiffany Int'l (DE) 50%
TIFFANY & CO. HOLDING I LLC
Delaware
November 19, 2007
Luxembourg 100%
TCO NETHERLANDS I C.V.
Netherlands
December 18, 2007
GP - LLC I (DE) 0.00000034%
LP – Luxembourg 99.90%
TIFFANY & CO. (NL) II C.V.
Netherlands
December 19, 2007
GP - LLC I (DE)
0.00000048%
LP – CV I 99.90%
TIFFANY & CO. HOLDING II LLC
Delaware
December 20, 2007
CV I 100%
TIFFANY & CO. OVERSEAS FINANCE B.V.
Netherlands
September 27, 1991
(231,395)
TIFFANY & CO. (BVI) LTD.
British Virgin Islands
March 20, 2008
TIFFANY & CO. (CANADA) LP
Canada
December 21, 2007
GP - CV I 0.10%
LP - CV II 99.90%
TIFFANY RUSSIA LLC
Russia
April 11, 2012
[Overseas Finance 99.98%]
[CVI 0.02%]
TIFFANY & CO. (UK) HOLDINGS LIMITED
United Kingdom
February 11, 2008
TIFFANY & CO. (CR) S.R.O.
Czech Republic
September 7, 2011
[Overseas Finance 10%]
[UK Holdings 90%]
TCO HOLDINGS LIMITED
Dubai
February 28, 2012
TIFFANY & CO. CANADA
Canada
October 30, 2007
TIFFANY & CO. MEXICO, S.A. de C.V.
Mexico
June 20, 1997
(TME970620DA9)
TIFFANY & CO. HONG KONG HOLDING LLC
Delaware
February 5, 2008
TIFFANY & CO. (NZ) LIMITED
New Zealand
January 25, 2012
TIFFANY & CO. (AUSTRALIA) PTY. LTD.
Australia
October 29, 2007
TIFFANY & CO. (JEWELLERS) LIMITED
Ireland
May 11, 2007
TIFFANY & CO. NETHERLANDS B.V.
Netherlands
May 23, 2008
TCO DAMAS ASSOCIATES LLC
Dubai
June 27, 2012
[TCO Holdings 49%]
TIFFANY & CO. BELGIUM SPRL (3)
Belgium
December 14, 2007
(BE-894.285.362)
TIFFANY & CO. ITALIA S.p.A.
(Formerly TiffanyFaraone S.p.A.)
Italy
October4, 1985
TIFFANY & CO. CHILE SpA
Chile
January 15, 2015
TIFFANY & CO. ASIA PACIFIC LIMITED
(Formerly Sindat Limited)
Hong Kong
August 30, 2000
TIFFANY AND COMPANY (CYPRUS) LIMITED
Cyprus
July 21, 2009
(HE-252702)
TIFFANY OF NEW YORK (SPAIN) S.L.
Spain
December 20, 2007
(B-85.310.381)
TIFFANY & CO. (SWITZERLAND) JEWELERS S.A.R.L.
Switzerland - Geneva
May 8, 2015
TIFFANY & CO. OF NEW YORK LIMITED
Hong Kong
March 18, 1988
TIFFANY & CO. ASIA HOLDINGS LLC
Delaware
January 30, 2008
TIFFANY & CO. KOREA HOLDING LLC
Delaware
January 15, 2008
TIFFANY & CO.
(Formerly Societe Francaise Pour Le Developpement De La Porcelaine Dart
France
TIFFANY & CO. (GB) (4)
United Kingdom
March 7, 1986
(1997250)
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED
China
June 6, 2006
TIFFANY & CO. PTE. LTD.
Singapore
September 1, 1989
TCO MACAU LIMITED
Macau
February 21, 2006
TIFFANY KOREA LTD.
(Formerly Tiffico Korea Ltd)
Republic of Korea
April 25, 1996
TIFFANY & CO. LIMITED
(Formerly Tiffany & Co. (GB) Ltd.)
United Kingdom
October 30, 2007
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, TIANJIN BRANCH
China
November 14, 2007
TIFFANY & CO. PTE. LTD. Malaysia Branch
Malaysia
993822 A
UPTOWN ALLIANCE (M) Sdn. Bhd.
Malaysia
January 10, 1997
416315K
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, SHENYANG FIRST BRANCH
China
January 3, 2008
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, BEIJING FIRST BRANCH
China
May 27, 2008
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, BEIJING THIRD BRANCH
China
January 12, 2011
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, GUANGZHOU FIRST BRANCH
China
December 9, 2009
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, WUHAN FIRST BRANCH
China
October 21, 2011
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, SHENYANG FORUM66 BRANCH
China
September 13, 2012
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, JINAN FIRST BRANCH
China
May 16, 2013
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, BEIJING SECOND BRANCH
China
December 25, 2008
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, QINGDAO FIRST BRANCH
China
June 30, 2008
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, KUNMING FIRST BRANCH
China
October 26, 2010
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, GUANGZHOU SECOND BRANCH
China
September 2, 2011
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, THIRD BRANCH
China
July 5, 2012
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, TIANJIN SECOND BRANCH
China
January 9, 2013
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, BEIJING FOURTH BRANCH
China
December 25, 2013
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, SHENZHEN BRANCH
China
September 22, 2009
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, SHANGHAI FIRST BRANCH
China
February 26, 2010
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, SHANGHAI SECOND BRANCH
China
April 28, 2010
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, CHONGQING FIRST BRANCH
China
November 15, 2011
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, HARBIN FIRST BRANCH
China
August 20, 2012
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, XI'AN FIRST BRANCH
China
March 13, 2013
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, CHENGDU FIRST BRANCH
China
January 7, 2014
TIFFANY & CO. (SHANGHAI) COMMERCIAL COMPANY LIMITED, CHENGDU SECOND BRANCH
China
November 18, 2015

AS OF 06/29/16

Schedule 5.4
DB1/ 87639059.10	Page 3

SCHEDULE 5.5

FINANCIAL STATEMENTS

1.	Consolidated statements of earnings for the years ended January 31, 2016 and 2015 from the Company’s January 31, 2016 Annual Report on Form 10-K.

2.	Consolidated balance sheets as of January 31, 2016 and 2015 from the Company’s January 31, 2016 Annual Report on Form 10-K.

3.	Consolidated statements of stockholders’ equity for the years ended January 31, 2016 and 2015 from the Company’s January 31, 2016 Annual Report on Form 10-K.

4.	Consolidated statements of cash flows for the years ended January 31, 2016 and 2015 from the Company’s January 31, 2016 Annual Report on Form 10-K.

5.	Notes to the consolidated financial statements described in items 1, 2, 3 and 4 above from the Company’s January 31, 2016 Annual Report on Form 10-K.

6.
Condensed, consolidated statements of earnings for the three-month and six-month periods ended July 31, 2016 and 2015 (unaudited), from the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2016.

7.	Condensed, consolidated balance sheets as of July 31, 2016 and 2015 (unaudited) from the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2016.

Schedule 5.5
DB1/ 87639059.10	Page 1

SCHEDULE 5.15

EXISTING INDEBTEDNESS AND LIENS

Excludes intercompany debt, which is consolidated in accordance with GAAP and does not include any amounts owed to third parties.

1.
Indebtedness under the Credit Agreement of up to $750,000,000, which may be incurred by the Company, and those of its direct and indirect subsidiaries that are or become parties thereto (unsecured; $77,610,892 outstanding).

2.	¥10,000,000,000 1.72% Senior Notes due 2016 issued by the Company to certain purchasers thereof (unsecured; ¥10,000,000,000 outstanding).

3.	¥4,000,000,000 0.29% uncommitted line of credit provided to Tiffany & Co. Japan Inc. due 2017 from The Mizuho Bank, Ltd., Aoyama Branch (unsecured; ¥4,000,000,000 outstanding).

4.	Guaranty provided by the Company of the indebtedness described in Item 3 above (unsecured).

5.	$150,000,000 4.40% Series B-P Senior Notes due 2042 issued by the Company to certain purchasers thereof (unsecured; $150,000,000 outstanding).

6.	$100,000,000 4.40% Series B-M Senior Notes due 2042 issued by the Company to certain purchasers thereof (unsecured; $100,000,000 outstanding).

7.	$250,000,000 3.80% Senior Notes due 2024 issued by the Company to certain purchasers thereof (unsecured; $250,000,000 outstanding).

8.	$300,000,000 4.90% Senior Notes due 2044 issued by the Company to certain purchasers thereof (unsecured; $300,000,000 outstanding).

9.	BRL 8,750,000 uncommitted line of credit provided to Tiffany-Brasil Ltda. by Banco J.P. Morgan S.A. (unsecured; $0 outstanding).

10.	Guaranty provided by the Company of the indebtedness described in Item 9 above (unsecured).

11.	RMB equivalent $35,000,000 credit line provided to Tiffany & Co. (Shanghai) Commercial Company Limited by Mizuho Bank (China) Ltd. (unsecured; USD equivalent $32,744,472 outstanding).

12.	Guaranty provided by the Company of the indebtedness described in Item 11 above (unsecured).

Schedule 5.15
DB1/ 87639059.10	Page 1

13.	Various letters of credit issued to Subsidiaries of the Company ($24,002,548 and $35,108,008 aggregate outstanding and available, respectively).

14.	RMB equivalent $37,500,000 credit line provided to Tiffany & Co. (Shanghai) Commercial Company Limited by Bank of America N.A. Shanghai Branch (unsecured; USD equivalent $21,028,560 outstanding).

15.	Guaranty provided by the Company of the indebtedness described in Item 14 above (unsecured).

16.	CAD 1,000,000 credit line provided to Tiffany & Co. Canada by HSBC Bank Canada (unsecured; CAD$0 outstanding).

17.	$2,520,000 credit line provided to Laurelton Diamonds (Botswana) (Proprietary) Limited by Standard Chartered Bank Botswana Limited (unsecured; $0 outstanding).

18.	Guaranty provided by the Company of the indebtedness described in Item 17 above (unsecured).

19.
RMB equivalent $150,000,000 credit line provided to Tiffany & Co. (Shanghai) Commercial Company Limited by Bank of America, N.A., Shanghai Branch and Mizuho Bank (China), Ltd. as jointed coordinators, mandated lead arrangers and bookrunners, Mizuho Bank (China), Ltd. as facility agent, and certain other banks and financial institutions party thereto as original lenders (unsecured; USD equivalent $41,606,508 outstanding).

20.	Guaranty provided by the Company of the indebtedness described in Item 19 above (unsecured).

21.	$15,000,000 credit line provided to Laurelton Jewelry (Thailand) Company Limited by Bank of America, N.A., Bangkok Branch (unsecured; $0 outstanding).

22.	Guaranty provided by the Company of the indebtedness described in Item 21 above (unsecured).

23.	CLP equivalent $6,000,000 credit line provided to Tiffany & Co. Chile SpA by Santander Bank, N.A. (unsecured; $0 outstanding).

24.	Guaranty provided by the Company of the indebtedness described in Item 23 above (unsecured).

25.	RUB equivalent $20,000,000 credit line to be entered into by Tiffany Russia LLC and AO Citibank on or about July 31, 2016 (unsecured; $0 outstanding).

26.	Guaranty provided by the Company of the indebtedness described in Item 25 above (unsecured).

Schedule 5.15
DB1/ 87639059.10	Page 2

27.	Master Swap Agreement dated as of October 7, 2008 and the Schedule to the Master Agreement dated as of October 7, 2008 between Tiffany & Co. and Mizuho Corporate Bank, Ltd.

28.	Master Swap Agreement dated as of March 25, 2015 and the Schedule to the Master Agreement dated as of March 25, 2015 between Tiffany & Co. and Bank of America, N.A.

29.	GBP 2,000,000 bank guaranty facility provided to Tiffany & Co. Limited by HSBC Bank plc.

30.	JPY 5,310,000,000 1.813% swap due October 1, 2024 issued by JPMorgan Chase Bank, N.A.

31.	JPY 5,310,000,000 1.813% swap due October 1, 2024 issued by Bank of America N.A.

32.	Other foreign exchange transactions under the Company’s Foreign Currency Hedging Program and commodity hedges.

*Stated principal amounts outstanding are as of July 31, 2016 unless stated otherwise.

Schedule 5.15
DB1/ 87639059.10	Page 3

SCHEDULE 10.3

EXCLUSIONS FROM PRIORITY DEBT

1.	€284,864,370 Class A1 EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany and Company and Tiffany & Co. International.

2.	€69,107 Class A2 EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany & Co. International.

3.	€2,124,855 Class A3 EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany & Co. International.

4.	€10,853,973 Class A4 EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany & Co. International.

5.	CAD 176,152,174 Class B1 EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany & Co. International.

6.	CAD 13,061,866 Class B3 EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany & Co. International.

7.	GBP 125,811,955 Class B2 EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany and Company and Tiffany & Co. International.

8.	€24,408,508 First Tranche EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany & Co. International.

9.	€33,945,477 First Tranche EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany and Company.

10.	€15,608,483 Second Tranche EUR Preferred Equity Certificates issued by Tiffany & Co. Luxembourg S.à r.l. to Tiffany & Co. International.

Schedule 10.3
DB1/ 87639059.10	Page 1

SCHEDULE 10.7

INCORPORATED PROVISIONS

1.
Until a Credit Agreement Modification shall have occurred in respect thereof, Section 9.3 of this Agreement shall be amended to insert the phrase “that are material to the operation of their respective businesses” after the phrase “their respective properties”.

2.
Until a Credit Agreement Modification shall have occurred in respect thereof, Section 9.5 of this Agreement shall be amended to insert the word “Material” in front of the three occurrences of the words “Subsidiaries” and “Subsidiary” in the second sentence thereof, and the following definition will be added to Schedule B of the Note Agreement:

“Material Subsidiaries” means each Subsidiary of the Company that is an Obligor or that is a “significant subsidiary” of the Company, as the term “significant subsidiary” is defined in Regulation S-X promulgated by the Securities and Exchange Commission.

3.	Until a Credit Agreement Modification shall have occurred in respect thereof, the following new Section 9.7 shall be added to this Agreement in the appropriate numerical order:

“9.7    Leverage Ratio.

At all times the Company will maintain a Leverage Ratio of not greater than 3.50 to 1.00.”

4.	Until a Credit Agreement Modification shall have occurred in respect thereof, the following new Section 9.8 shall be added to this Agreement in the appropriate numerical order:

“9.8    Adjusted Fixed Charge Coverage Ratio.

At all times the Company will maintain an Adjusted Fixed Charge Coverage Ratio of not less than 2.00 to 1.00.”

5.	Until a Credit Agreement Modification shall have occurred in respect thereof, Section 10.1 of this Agreement shall be amended to insert the following language at the end of the Section:

“provided, however, that the foregoing provisions of this Section shall not prohibit any Obligor or any of their respective Subsidiaries from: (i) declaring or paying any dividends and distributions on any shares of the Company’s Capital Stock; (ii) making any payments on account of the purchase, redemption, retirement or acquisition of (A) any shares of the Company’s Capital Stock or (B) any option, warrant or other

DB1/ 87639059.10	Schedule 10.7 - 1

right to acquire shares of the Company’s Capital Stock, including any payment payable in shares of such Capital Stock; or (iii) paying or granting reasonable compensation, indemnities, reimbursements and benefits to any director, officer, employee or agent of an Obligor or any Subsidiary.”

6.
Until a Credit Agreement Modification shall have occurred in respect thereof, Section 10.2 of this Agreement shall be amended to insert the phrase “and other businesses reasonably related to any business conducted by the Company or any Subsidiary on October 7, 2014, in each case” following the phrase “expansion of any such business so engaged in,”.

7.	Until a Credit Agreement Modification shall have occurred in respect thereof, Section 10.4(f) of this Agreement shall be amended and restated to read as follows:

“(f) Purchase Money Liens - Liens on fixed assets (or any improvement thereon) or in rights relating thereto, in each case, acquired or constructed by the Company or any Subsidiary after the Closing Day to secure Debt of the Company or such Subsidiary incurred in connection with such acquisition or construction or any Permitted Refinancing Debt thereof, provided that

(i)    no such Lien shall extend to or cover any property other than the     property being acquired or constructed (and improvements thereon and accessions     thereto),

(ii)    the amount of Debt secured by any such Lien shall not exceed the     cost to the Company or such Subsidiary of the property (or improvement thereon)     being acquired or constructed, and

(iii)    such Lien shall be created prior to, concurrently with or within 120     days after such acquisition or the substantial completion of such construction;

and any renewal, replacement or extension of such Lien that does not materially increase the scope of the assets covered thereby.”

8.
Until a Credit Agreement Modification shall have occurred in respect thereof, Section 10.4(g) of this Agreement shall be amended (i) to add the words “or Capital Stock” after the three occurrences of the word “property” in the lead-in to Section 10.4(g), after the one occurrence of the word “property” in Section 10.4(g)(i) and after the first occurrence of the word “property” in Section 10.4(g)(ii), and (ii) to delete Section 10.4(g)(iii).

9.
Until a Credit Agreement Modification shall have occurred in respect thereof, the following new Sections 10.4(i) through 10.4(q) shall be substituted for Section 10.4(i) of this Agreement in the appropriate numerical order:

“(i)    Consignment/Leasing Indebtedness Liens -- Liens securing precious metals, precious gems, jewelry or other goods and materials used in the internal or external manufacturing of the inventory of the Company and its Subsidiaries consigned

DB1/ 87639059.10	Schedule 10.7 - 2

or leased to the Company or any Subsidiary securing Consignment/Leasing Indebtedness up to an aggregate outstanding amount for the Company and the Subsidiaries on a Consolidated basis not exceeding at any time $10,000,000;

(j)    Lease Liens -- Liens securing operating leases, capital leases or progress payment agreements in connection with leases;

(k)    Conditional Sale Liens -- Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business,

(l)    Cash Management/Credit Card Services Liens -- (i) bankers’ Liens, rights of setoff, revocation, refund, chargeback or overdraft protection, and other similar Liens existing solely with respect to cash and cash equivalents that comply with the applicable investment policy approved by the board of directors of the Company, as amended from time to time, on deposit in one or more accounts maintained by the Company or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements and (ii) Liens or rights of setoff against credit balances of the Company or any Subsidiary with credit card issuers or credit card processors or amounts owing payment card issuers or payment card processors to the Company or any of its Subsidiaries in the ordinary course of business,

(m)    Licensed or Leased Property -- (i) licenses of intellectual property granted by the Company or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company and its Subsidiaries and (ii) Liens arising from leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which would not reasonably be expected to have a Material Adverse Effect,

(n)    Financing Statements -- the filing of UCC financing statements solely as a precautionary measure in connection with operating leases, consignment of goods or private label credit card programs in the United States, in any case, entered into or otherwise consummated in the ordinary course of business,

(o)    Seller Liens -- Liens incurred in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets or pursuant to customary reservations or retentions of title arising in the ordinary course of business and in any case not securing Debt,

(p)    Sale Contract Liens -- to the extent constituting Liens, contractual obligations of any Obligor or Subsidiary to sell or otherwise dispose of assets, and

DB1/ 87639059.10	Schedule 10.7 - 3

(q)    Other Liens -- Liens securing Adjusted Debt of any Subsidiary and not otherwise permitted by clauses (a) through (p) inclusive, of this Section 10.4 (other than Liens securing Debt under the Credit Agreement), but only to the extent that the aggregate principal amount of Debt outstanding secured by such Liens does not exceed 10% of Consolidated Adjusted Net Worth; provided that (i) such Debt is permitted to be incurred under Section 10.3(b) and (ii) to the extent such Liens secure Debt in an aggregate amount in excess of 5% of Consolidated Adjusted Net Worth, the Liens securing the amount of such Debt in excess of 5% of Consolidated Adjusted Net Worth (but not the Liens securing the Debt of 5% or less of Consolidated Adjusted Net Worth) shall also equally and ratably secure the Notes.”

10.
Until a Credit Agreement Modification shall have occurred in respect thereof, Section 11(f) of this Agreement shall be amended by replacing every instance of either “$20,000,000” or “$25,000,000” with “$40,000,000”.

11.
Until a Credit Agreement Modification shall have occurred in respect thereof, Section 11(i) of this Agreement shall be amended by replacing “$25,000,000” with “$40,000,000” and by replacing each instance of “45 days” with “60 days”.

12.	Until a Credit Agreement Modification shall have occurred in respect thereof, Section 11(k)(iii) of this Agreement shall be amended by replacing “$25,000,000” with “$40,000,000”.

13.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Adjusted Debt” means, as of any date, the sum of (i) all Adjusted Indebtedness of the Company and its Subsidiaries on a Consolidated basis on such date and (ii) (x) Rent Expense for the four consecutive fiscal quarter period ended immediately prior to such date or then ending in respect of which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b) multiplied by six (6).

14.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Adjusted EBIT” means, for any four fiscal quarter period of the Company (the “calculation period”), (a) the net earnings of the Company and its Subsidiaries on a Consolidated basis for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) extraordinary or non-recurring non-cash charges and expenses (including any impairment charges or write-offs or write-downs with respect to goodwill or other intangible assets and including any non-cash restructuring charges), (iv) extraordinary or non-recurring cash charges and expenses in

DB1/ 87639059.10	Schedule 10.7 - 4

an aggregate amount not exceeding $50,000,000 after October 7, 2014 and (v) the amount of any negative impact on net earnings as a result of the Arbitration Award (including all amounts required to be paid by Tiffany under the Arbitration Award), in an aggregate amount not exceeding $500,000,000, minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains and the amount of any positive impact on net earnings as a result of the Arbitration Award (including the recovery of any amounts paid under the Arbitration Award), in an aggregate amount not exceeding $500,000,000 (or, if less, the aggregate amount added back in any prior period, without duplication, pursuant to clause (b)(v) above).

15.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Adjusted Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a)(i) Adjusted EBIT for the four consecutive fiscal quarter period ended immediately prior to such date or then ending in respect of which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b) plus (ii) Rent Expense for such period to (b)(i) Rent Expense for such period plus (ii) Interest Expense for such period.

16.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Adjusted Indebtedness” means, as to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than (i) accounts payable and accrued expenses incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of the Company or any Subsidiary and (iii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment, earnout or deferred payment obligation has become fixed and is not promptly paid when due), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (e) liabilities described in any other clause of this definition which are secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like nonconsensual Liens arising in the ordinary course of business), (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, and (g) Guaranties of such Person of Adjusted Indebtedness of others.

DB1/ 87639059.10	Schedule 10.7 - 5

17.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Arbitration Award” means the award, dated December 20, 2013, in the arbitration in the matter between the Swatch Group Ltd. and Tiffany Watch Co. Ltd., as claimants, and Tiffany and Company, Tiffany (NJ) Inc. and the Company, as respondents, under the Arbitration Rules of the Netherlands Arbitration Institute.

18.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Consignment/Leasing Indebtedness” means Indebtedness incurred in the ordinary course of business of the Company or any Subsidiary to any Person resulting from the supplying by such Person to the Company or such Subsidiary with precious metals, precious gems, jewelry or other goods and materials used in the internal or external manufacturing of the inventory of the Company and its Subsidiaries on a consignment or leased basis, which Indebtedness, if secured, is secured by a Lien only on such property.

19.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Consolidated Adjusted Net Worth” means, as of any date, (a) total stockholders’ equity of the Company and its Subsidiaries on a Consolidated basis on such date as determined in accordance with GAAP, plus (if negative) and minus (if positive) (b) accumulated other comprehensive loss (gain), net of tax, plus (c) the cumulative amount for the period commencing on February 1, 2014 and ending on such date (or, if such date is not a fiscal quarter end date, the immediately preceding fiscal quarter end date) of non-recurring non-cash charges and expenses added back to Adjusted EBIT, net of taxes, minus (d) the difference (if positive) between non-cash gains and non-cash losses for the period commencing on February 1, 2014 and ending on such date (or, if such date is not a fiscal quarter end date, the immediately preceding fiscal quarter end date), net of taxes.

20.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“EBITDAR” means, for any four fiscal quarter period of the Company (the “calculation period”), (a) the net earnings of the Company and its Subsidiaries on a Consolidated basis for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing

DB1/ 87639059.10	Schedule 10.7 - 6

costs, (ii) provision for income taxes, (iii) depreciation, (iv) amortization, (v) Rent Expense, (vi) extraordinary or non-recurring non-cash charges and expenses (including any impairment charges or write-offs or write-downs with respect to goodwill or other intangible assets and including any non-cash restructuring charges), (vii) extraordinary or non-recurring cash charges and expenses in an aggregate amount not exceeding $50,000,000 after October 7, 2014, and (viii) the amount of any negative impact on net earnings as a result of the Arbitration Award (including all amounts required to be paid by Tiffany under the Arbitration Award), in an aggregate amount not exceeding $500,000,000, minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains and the amount of any positive impact on net earnings as a result of the Arbitration Award (including recovery of any amounts required to be paid thereunder), in an aggregate amount not exceeding $500,000,000 (or, if less, the aggregate amount added back in any prior period, without duplication, pursuant to clause (b)(viii) above).

21.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Leverage Ratio” means, as of any date, the ratio of (i) Adjusted Debt on such date to (ii) EBITDAR for the four consecutive fiscal quarter period ended immediately prior to such date or then ending in respect of which financial statements have been delivered pursuant to Section 7.1(a) or 7.1(b).

22.	Until a Credit Agreement Modification shall have occurred in respect of such term, the following new term shall be added to Schedule B of this Agreement in proper alphabetical order:

“Permitted Refinancing Debt” means any Debt (a) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of such Debt ((a) and (b) above, collectively, a “Permitted Refinancing”), any other Debt in a principal amount not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Permitted Refinancing) the principal amount of the Debt so refinanced (plus the amount of accrued interest and premium, if any, paid in connection therewith).

23.	Until a Credit Agreement Modification shall have occurred in respect thereof, the following definition shall be substituted for the definition of “Priority Debt” in Schedule B of this Agreement:

“Priority Debt” means, at any time, without duplication, the sum of

(a)all then outstanding Debt of the Company or any Guarantor secured by any Lien on any property of the Company or any Subsidiary, other

DB1/ 87639059.10	Schedule 10.7 - 7

than any such Debt secured by Liens permitted by any one or more of clauses (a) through (f), (h) or (i), inclusive, of Section 10.4, plus

(b)all then outstanding Debt of Subsidiaries (other than Debt of any Guarantor or Consignment/Leasing Indebtedness up to an aggregate outstanding amount for the Company and the Subsidiaries on a Consolidated basis not exceeding at any time $10,000,000);

provided that Priority Debt shall not include (x) demand Debt of any Subsidiary owing solely to the Company or another Subsidiary, (y) Debt of any Subsidiary under any Guaranty by a Subsidiary which is a party to the Guaranty Agreement of the Debt of the Company or any other Subsidiary or (z) Debt of any Subsidiary under any of the agreements listed in Schedule 10.3.

DB1/ 87639059.10	Schedule 10.7 - 8

EXHIBIT A

[FORM OF NOTE]

TIFFANY & CO.

0.78% SENIOR NOTE DUE AUGUST 26, 2026

No. R-[__]	[DATE]

¥ [________]	PPN: 886547 E*5

FOR VALUE RECEIVED, the undersigned, TIFFANY & CO. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [______________] YEN (¥[_________]) on August 26, 2026, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 0.78% per annum from the date hereof, payable semi-annually on the 26th day of February and August in each year, commencing with the February or August next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount (as such terms are defined in the Note Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2.78% or (ii) 2.0% over the rate of interest publicly announced from time to time by JPMorgan Chase Bank (or its successor) at its headquarters as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in Japanese Yen at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Agreement referred to below.

This Note is one of a series of the 0.78% Senior Notes due August 26, 2026 (herein called the “Notes”) of the Company in the aggregate principal amount of ¥10,000,000,000 issued pursuant to that certain Note Purchase Agreement, dated as of August 26, 2016, (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), between the Company and the respective purchasers named therein. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 21 of the Note Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Agreement. Capitalized terms used herein, unless otherwise specified herein, shall have the respective meanings specified in the Note Agreement.

Exhibit A
DB1/ 87639059.10	Page 1

This Note is a registered Note and, as provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary. This Note is not a “negotiable instrument” within the meaning of §3-104 of the Uniform Commercial Code as adopted in the State of New York.

This Note and the holder hereof are entitled, equally and ratably with the holders of all other Notes, to the benefits provided by any Guaranty Agreement, if applicable, as to which reference is hereby made for the statement thereof.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Agreement, but not otherwise.

If an Event of Default, as defined in the Note Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Agreement.

THIS NOTE AND THE NOTE AGREEMENT ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

TIFFANY & CO.

By
Name:
Title:

Exhibit A
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EXHIBIT 9.6

FORM OF GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of [______] (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), by [_______], a [______] [______], and [_____], a [_____] [_____] (together with their respective successors and assigns, the “Guarantors”) is in favor of each of the Noteholders (as such term is hereinafter defined).

1.	PRELIMINARY STATEMENT

(a)Tiffany & Co., a Delaware corporation (together with its successors and assigns, the “Company”), has authorized the issuance of its (i) 0.78% Senior Notes due August 26, 2026 in the aggregate principal amount of Ten Billion Yen (¥10,000,000,000) (the “Notes”), pursuant to a Note Purchase Agreement, dated as of August 26, 2016 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Company and the respective purchasers listed on Schedule A attached thereto (the “Purchasers”).

(b)In order to induce the Purchasers to purchase the Notes from the Company, the Company has agreed that it will cause each Guarantor to guaranty unconditionally all of the obligations of the Company to pay principal of and interest and Make-Whole Amount or Modified Make-Whole Amount, as applicable, on the Notes and all other amounts payable by the Company under the terms of the Notes and the Note Purchase Agreement pursuant to the terms and provisions hereof.

(c)Each Guarantor and the Company are operated as part of one combined business group and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. Each Guarantor will receive direct and indirect economic, financial and other benefits from the indebtedness incurred under the Note Purchase Agreement and the Notes by the Company, and under this Guaranty by each Guarantor, and the incurrence of such indebtedness is in the best interests of each Guarantor. The Company and each Guarantor have induced the Purchasers to purchase the Notes based on the consolidated financial condition of each Guarantor and the Company.

(d)All acts and proceedings required by law and by the certificate of incorporation and bylaws of each Guarantor necessary to constitute this Guaranty a valid and binding agreement for the uses and purposes set forth herein in accordance with its terms have been done and taken, and the execution and delivery hereof has been in all respects duly authorized.

Exhibit 9.6
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2.	GUARANTY AND OTHER RIGHTS AND UNDERTAKINGS

2.1.    Guarantied Obligations.

Each Guarantor, in consideration of the execution and delivery of the Note Purchase Agreement, the purchase of the Notes by the Purchasers and other consideration, hereby irrevocably, unconditionally, absolutely, jointly and severally guarantees, on a continuing basis, to each holder of Notes (each such holder being referred to herein as a “Noteholder” and, collectively, as the “Noteholders”), whether such Note has been issued, is being issued on the date hereof or is hereafter issued in compliance with the provisions of the Note Purchase Agreement, as and for each Guarantor’s own debt, until final and indefeasible payment has been made in cash

(a)the due and punctual payment of the principal of and accrued and unpaid interest (including, without limitation, interest accruing after the filing of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and Make-Whole Amount or Modified Make-Whole Amount, if any, and any other fees and expenses, on the Notes at any time outstanding and the due and punctual payment of all other amounts payable, and all other indebtedness owing, by the Company to the Noteholders under the Note Purchase Agreement and the Notes, in each case when and as the same shall become due and payable, whether at maturity, pursuant to optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions hereof and thereof, including, without limitation, overdue interest, indemnification payments and all reasonable costs and expenses incurred by the Noteholders in connection with enforcing any obligations of the Company under the Note Purchase Agreement and the Notes; it being the intent of each Guarantor that the guaranty set forth herein shall be a continuing guaranty of payment and not a guaranty of collection; and

(b)the prompt and complete payment, on demand, of any and all reasonable costs and expenses incurred by the Noteholders in connection with enforcing the obligations of such Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of the Noteholders’ special counsel.

All of the obligations set forth in clauses (a) and (b) of this Section 2.1 are referred to herein as the “Guarantied Obligations” and the guaranty thereof contained herein is referred to herein as the “Unconditional Guaranty.” The Unconditional Guaranty is a primary, original and immediate obligation of each Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full, final and indefeasible payment in cash of the Guarantied Obligations.

2.2.    Performance Under the Note Purchase Agreement.

In the event the Company fails to pay, perform, keep, observe, or fulfill any Guarantied Obligation specified in clause (a) of Section 2.1 in the manner provided in the Notes or in the Note Purchase Agreement, each Guarantor shall cause forthwith to be paid the moneys in respect

Exhibit 9.6
DB1/ 87639059.10	Page 2

of which such failure has occurred in accordance with the terms and provisions of the Note Purchase Agreement and the Notes. In furtherance of the foregoing, if an Event of Default shall exist, the Guarantied Obligations shall, in the manner and subject to the limitations provided in the Note Purchase Agreement for the acceleration of the Notes, forthwith become due and payable without notice, regardless of whether the acceleration of the Notes shall be stayed, enjoined, delayed or otherwise prevented.

2.3.    Releases.

Each Guarantor consents and agrees that, without notice to or by any Guarantor and without impairing, releasing, abating, deferring, suspending, reducing, terminating or otherwise affecting the obligations of each Guarantor hereunder, each Noteholder, in the manner provided herein, by action or inaction, may:

(a)compromise or settle, renew or extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes, the Note Purchase Agreement, any other guaranty thereof or agreement or instrument related thereto or hereto;

(b)assign, sell or transfer, or otherwise dispose of, any one or more of the Notes;

(c)grant waivers, extensions, consents and other indulgences to the Company or any other Guarantor or guarantors in respect of any one or more of the Notes, the Note Purchase Agreement, any other guaranty thereof or any agreement or instrument related thereto or hereto;

(d)amend, modify or supplement in any manner and at any time (or from time to time) any one or more of the Notes, the Note Purchase Agreement, any other guaranty thereof or any agreement or instrument related hereto;

(e)release or substitute any one or more of the endorsers or guarantors of the Guarantied Obligations whether parties hereto or not; and

(f)sell, exchange, release, surrender or enforce, by action or inaction, any property at any time pledged or granted as security in respect of the Guarantied Obligations, whether so pledged or granted by the Company, each Guarantor or another guarantor of the Company’s obligations under the Note Purchase Agreement, the Notes, any other guaranty thereof or any agreement or instrument related hereto.

2.4.    Waivers.

To the fullest extent permitted by law, each Guarantor does hereby waive:

(a)any notice of:

(i)acceptance of the Unconditional Guaranty;

Exhibit 9.6
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(ii)any purchase of the Notes under the Note Purchase Agreement, or the creation, existence or acquisition of any of the Guarantied Obligations, or the amount of the Guarantied Obligations, subject to each Guarantor’ rights to make inquiry of each Noteholder to ascertain the amount of the Guarantied Obligations owing to such Noteholder at any reasonable time;

(iii)any adverse change in the financial condition of the Company or any other fact that might increase, expand or affect each Guarantor’s risk hereunder;

(iv)presentment for payment, demand, protest, and notice thereof as to the Notes or any other instrument;

(v)any Default or Event of Default; and

(vi)any notice or demand of any kind or nature whatsoever to which each Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to such Guarantor pursuant to the terms of this Guaranty);

(b)any right, by statute or otherwise, to require any Noteholder to institute suit against the Company or any other guarantor or to exhaust the rights and remedies of any Noteholder against the Company or any other guarantor, each Guarantor being bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter accruing, as fully as if such Guarantied Obligations were directly owing to the Noteholders by each Guarantor;

(c)the benefit of any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of property of any Guarantor made under any judgment, order or decree based on this Guaranty, and each Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of, such law; and

(d)any defense or objection to the absolute, primary, continuing nature, or the validity, enforceability or amount of the Unconditional Guaranty, including, without limitation, any defense based on (and the primary, continuing nature, and the validity, enforceability and amount of the Unconditional Guaranty shall be unaffected by), any of the following:

(i)any change in future conditions;

(ii)any change of law;

(iii)any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Note Purchase Agreement, the Notes or any agreement or instrument related hereto) by the Company or any other Person;

Exhibit 9.6
DB1/ 87639059.10	Page 4

(iv)the execution and delivery of any agreement at any time hereafter (including, without limitation, the Note Purchase Agreement, the Notes or any agreement or instrument related hereto) of the Company or any other Person;

(v)the genuineness, validity, regularity or enforceability of any of the Guarantied Obligations;

(vi)any default, failure or delay, willful or otherwise, in the performance of any obligations by the Company or any Guarantor;

(vii)any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company or any Guarantor, or sequestration or seizure of any property of the Company or any Guarantor, or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Company or any Guarantor;

(viii)any disability or other defense of the Company or any Guarantor to payment and performance of all Guarantied Obligations other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid in cash;

(ix)the cessation from any cause whatsoever of the liability of the Company or any Guarantor in respect of the Guarantied Obligations (other than as provided herein), and any other defense that any Guarantor may otherwise have against the Company or any Noteholder;

(x)impossibility or illegality of performance on the part of the Company or any Guarantor under the Note Purchase Agreement, the Notes or this Guaranty;

(xi)any change of the circumstances of the Company, any Guarantor or any other Person, whether or not foreseen or foreseeable, whether or not imputable to the Company or any Guarantor, including, without limitation, impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, economic or political conditions, or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any Guarantor and whether or not of the kind hereinbefore specified;

(xii)any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any

Exhibit 9.6
DB1/ 87639059.10	Page 5

character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges, Liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under the Note Purchase Agreement or the Notes or any agreement or instrument related hereto so that such sums would be rendered inadequate or would be unavailable to make the payment as herein provided;

(xiii)any change in the ownership of the equity securities of the Company, any Guarantor or any other Person liable in respect of the Notes; or

(xiv)any other action, happening, event or reason whatsoever that shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company or any Guarantor of any of their obligations under the Note Purchase Agreement, the Notes or this Guaranty.

2.5.    Certain Waivers of Subrogation, Reimbursement and Indemnity.

Each Guarantor hereby acknowledges and agrees that:

(a)no Guarantor shall have any right of subrogation, contribution, reimbursement, or indemnity whatsoever in respect of the Guarantied Obligations, and no right of recourse to or with respect to any assets or property of the Company;

(b)no Guarantor will file any claims against the Company or the estate of the Company in the course of any proceeding under any applicable bankruptcy or insolvency law in respect of the rights referred to in this Section 2.5; and

(c)each holder of Notes may specifically enforce the provisions of this Section.

2.6.    Indemnity.

As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Noteholders that, should the Guarantied Obligations not be recoverable from any Guarantor for any reason whatsoever (including, without limitation, by reason of any provision of the Note Purchase Agreement, the Notes or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Noteholder at any time, each Guarantor as sole, original and independent obligor, upon demand by the Noteholders, will make payment of the Guarantied Obligations to the Noteholders by way of a full indemnity in such currency and otherwise in such manner as is provided in the Note Purchase Agreement and the Notes.

2.7.    Invalid Payments.

Each Guarantor further agrees that, to the extent the Company makes a payment or payments to any Noteholder, which payment or payments or any part thereof are subsequently

Exhibit 9.6
DB1/ 87639059.10	Page 6

invalidated, declared to be fraudulent or preferential, set aside or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver or any other party or officer under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, state or federal law, or any common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made and each Guarantor shall be primarily liable for such obligation.

2.8.    Marshaling.

Each Guarantor consents and agrees that each Noteholder, and each Person acting for the benefit of each Noteholder, shall be under no obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

2.9.    Subordination, Subrogation, Etc.

Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Company to any Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Company to the Noteholders. Each Guarantor waives any right of subrogation to the rights of the Noteholders against the Company or any other Person obligated for payment of the Guarantied Obligations and any right of reimbursement, contribution or indemnity whatsoever (including, without limitation, any such right as against any other guarantor) arising or accruing out of any payment that any Guarantor may make pursuant to this Guaranty, and any right of recourse to security for the debts and obligations of the Company, unless and until the entire amount of the Guarantied Obligations shall have been paid in full.

2.10.    Subordination of Affiliate Obligations.

In the event that, for any reason whatsoever, the Company or a Person obligated in respect of the Guarantied Obligations pursuant to another guaranty, is now or hereafter becomes indebted to any Guarantor in any manner (an “Affiliate Obligation”), such Guarantor agrees that the amount of such Affiliate Obligation, interest thereon, and all other amounts due with respect thereto, shall, at all times during the existence of a Default or an Event of Default, be subordinate as to time of payment and in all other respects to all the Guarantied Obligations, and that such Guarantor shall not be entitled to enforce or receive payment thereof until all sums then due and owing to the Noteholders in respect of the Guarantied Obligations shall have been paid in full, except that such Guarantor may enforce any obligations in respect of any such Affiliate Obligation owing to such Guarantor from the Company or such indebted Person so long as all proceeds in respect of any recovery from such enforcement, to the extent of all amounts owing with respect to this Guaranty, shall be held by such Guarantor in trust for the benefit of the Noteholders. If any other payment, other than pursuant to the immediately preceding sentence, shall have been made to any Guarantor by the Company or such indebted Person on any such Affiliate Obligation during any time that a Default or an Event of Default exists and there are

Exhibit 9.6
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Guarantied Obligations outstanding, such Guarantor shall hold in trust all such payments, to the extent of all amounts owing with respect to this Guaranty, for the benefit of the Noteholders.

2.11.    Set-off, Counterclaim or Other Deductions.

Except as otherwise required by law, each payment by any Guarantor shall be made without set-off, counterclaim or other deduction.

2.12.    Election by Guarantors to Perform Obligations.

Any election by any Guarantor to pay or otherwise perform any of the obligations of the Company under the Notes, the Note Purchase Agreement or any agreement or instrument related hereto shall not release the Company, such Guarantor or any other guarantor from such obligations or any of such Person’s other obligations under the Notes, the Note Purchase Agreement or any agreement or instrument related hereto.

2.13.    No Election of Remedies by Noteholders.

Each Noteholder shall, individually or collectively, have the right to seek recourse against any Guarantor to the fullest extent provided for herein for such Guarantor’s obligations under this Guaranty in respect of the Guarantied Obligations. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such Noteholder’s right to proceed in any other form of action or proceeding or against other parties unless such Noteholder has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Noteholder against the Company or any Guarantor under any document or instrument evidencing obligations of the Company or any Guarantor to such Noteholder shall serve to diminish the liability of any Guarantor under this Guaranty, except to the extent that such Noteholder finally and unconditionally shall have realized payment by such action or proceeding.

2.14.    Separate Action; Other Enforcement Rights.

Each of the rights and remedies granted under this Guaranty to each Noteholder in respect of the Notes held by such Noteholder may be exercised by such Noteholder with notice by such Noteholder to, but without the consent of or any other action by, any other Noteholder; provided, however, that the maturity of the Notes may only be accelerated in accordance with the provisions of the Note Purchase Agreement or operation of law. Each Noteholder may proceed to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

Exhibit 9.6
DB1/ 87639059.10	Page 8

2.15.    Noteholder Set-off.

Each Noteholder shall have, to the fullest extent permitted by law and this Guaranty, a right of set-off against any and all credits and any and all other property of any or all of the Guarantors or any other Person, now or at any time whatsoever, with or in the possession of, such Noteholder, or anyone acting for such Noteholder, to ensure the full performance of any and all obligations of each Guarantor hereunder.

2.16.    Delay or Omission; No Waiver.

No course of dealing on the part of any Noteholder and no delay or failure on the part of any such Person to exercise any right hereunder shall impair such right or operate as a waiver of such right or otherwise prejudice such Person’s rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any Noteholder may be exercised from time to time as often as may be deemed expedient by such Person.

2.17.    Restoration of Rights and Remedies.

If any Noteholder shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty or under any Note held by such Noteholder, and such proceeding shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely to such Noteholder, then and in every such case each such Noteholder, the Company and each Guarantor shall, except as may be limited or affected by any determination (including, without limitation, any determination in connection with any such dismissal) in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Noteholders shall continue as though no such proceeding had been instituted.

2.18.    Cumulative Remedies.

No remedy under this Guaranty, the Note Purchase Agreement or the Notes is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given pursuant to this Guaranty, the Note Purchase Agreement or the Notes.

2.19.    Notices in Respect of Payments.

If any Guarantor shall pay to any Noteholder any amount in respect of the Guarantied Obligations, such Guarantor, within five (5) Business Days after making such payment, shall provide notice of such payment to each other Noteholder.

2.20.    Limitation on Guarantied Obligation.

Notwithstanding anything in Section 2.1 or elsewhere in this Guaranty, the Note Purchase Agreement or the Notes to the contrary, the obligations of each Guarantor to pay the Guarantied Obligations hereunder shall at each point in time be limited to an aggregate amount equal to the

Exhibit 9.6
DB1/ 87639059.10	Page 9

greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable law (including, without limitation, to the extent, and only to the extent, applicable to each Guarantor, Section 548 of the Bankruptcy Code of the United States of America and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of such Guarantor hereunder).

2.21.    Confirmation of Guaranty.

Promptly following the request of any holder of Notes in connection with any issuance of additional Notes pursuant to the terms of the Note Purchase Agreement, each Guarantor agrees to confirm in writing that the Unconditional Guaranty hereunder extends to the obligations of the Company evidenced by such newly issued Notes, and that such Notes are Guarantied Obligations hereunder.

2.22.    Release of Guarantor.

The Unconditional Guaranty of any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Guaranty and to no longer constitute a Guarantor for purposes of the Note Purchase Agreement upon (i) the sale or other disposition by the Company or a Subsidiary of the Capital Stock of such Guarantor in compliance with the provisions of the Note Purchase Agreement, if as a result of such sale or other disposition, such Guarantor ceases to be a Subsidiary, or (ii) the written request for such termination made by such Guarantor to each holder of the Notes, so long as the conditions set forth in Section 9.6(b) of the Note Purchase Agreement have been satisfied. At the request of the Company or the relevant Guarantor, the Purchasers shall execute and deliver an appropriate instrument, in the form provided by the Company or such Guarantor, evidencing the release of any Guarantor pursuant to this Section 2.22.

3.	INTERPRETATION OF THIS GUARANTY

3.1.    Terms Defined.

For purposes of this Guaranty, the following terms have the meanings specified below or provided for in the Section of this Guaranty referred to immediately following such term (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Capitalized terms used herein and not otherwise defined herein have the meaning specified in the Note Purchase Agreement.

Affiliate Obligation — Section 2.10.

Agreement Currency — Section 7.14(b).

Company — Section 1(a).

Exhibit 9.6
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Forms — Section 6.1(c).

Guarantied Obligations — Section 2.1.

Guarantors — has the meaning assigned to such term in the introductory paragraph hereof.

Judgment Currency — Section 7.14(b).

Note Purchase Agreement — Section 1(a).

Noteholder — Section 2.1.

Notes — Section 1(a).

Person — means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

Purchasers — Section 1(a).

Tax and Taxes — Section 6.1(a).

Taxing Jurisdiction — Section 6.1(a).

Unconditional Guaranty — Section 2.1.

3.2.    Section Headings and Construction.

(a)Section Headings, etc. The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Guaranty as a whole and not to any particular Section or other subdivision.

(b)Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

4.	WARRANTIES AND REPRESENTATIONS

Guarantors warrant and represent, as of the date hereof, that each of the warranties and representations made by the Company in Section 5 of the Note Purchase Agreement with respect to each Guarantor are true with respect to each Guarantor on the date hereof.

Exhibit 9.6
DB1/ 87639059.10	Page 11

5.	GENERAL COVENANTS

Each Guarantor covenants and agrees that on and after the date hereof and so long as any of the Guarantied Obligations shall be outstanding:

5.1.    Undertakings in the Note Purchase Agreement.

Each Guarantor will comply with each of the undertakings of the Company in the Note Purchase Agreement in respect of which the Company undertakes to cause such Guarantor to comply with such undertakings, as if such undertakings (as they apply to the Guarantors) were set forth at length herein as the undertakings of such Guarantor.

5.2.    Payment of Notes and Maintenance of Offices.

Each Guarantor will punctually pay, or cause to be paid, all of the Guarantied Obligations when due and all other payment obligations required of it hereunder and will maintain an office at its address as set forth pursuant to Section 7.3 where notices, presentations and demands in respect of this Guaranty may be made upon it. Such office will be maintained at such address until such time as such Guarantor shall notify the Noteholders of any change of location of such office.

5.3.    Further Assurances.

Each Guarantor will cooperate with the Noteholders and execute such further instruments and documents as the Noteholders shall reasonably request to carry out, to the reasonable satisfaction of the Noteholders, the transactions contemplated by the Note Purchase Agreement, the Notes and this Guaranty.

6.	TAX INDEMNIFICATION; FATCA INFORMATION.

6.1.    Tax Indemnification.

(a)All payments whatsoever under this Guaranty will be made by each Guarantor in Yen free and clear of, and without withholding or deduction for or on account of, any present or future tax of whatever nature (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise, duty, levy, impost, fee, compulsory loan, charge or withholding (each a “Tax” and collectively, “Taxes”)) imposed or levied by or on behalf of any jurisdiction other than Japan (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

(b)If any deduction or withholding for any Tax of a Taxing Jurisdiction shall be required in respect of any amounts to be paid by a Guarantor under this Guaranty, such Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts

Exhibit 9.6
DB1/ 87639059.10	Page 12

paid to such holder pursuant to the terms of this Guaranty after such deduction, withholding or payment (including any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Guaranty before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)any Tax imposed as a result of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Guarantor, after the Closing Day, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guaranty are made to, the Taxing Jurisdiction imposing the relevant Tax;

(ii)any Tax imposed as a result of the failure by such holder to comply with Section 13.1(c); or

(iii)any combination of clauses (i) and (ii) above;

provided further that in no event shall such Guarantor be obligated to pay such additional amounts (x) to any holder not resident in Japan or any other jurisdiction in which an original Purchaser is resident for tax purposes on the Closing Day in excess of the amounts that such Guarantor would be obligated to pay if such holder had been a resident of Japan or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between Japan or such other jurisdiction and the relevant Taxing Jurisdiction, (y) with respect to a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax that the beneficial owner of the Note would have qualified for and, if such lack of qualification shall have arisen as a result of an action taken by such Guarantor, such Guarantor shall have given timely notice of such law or interpretation to such holder or (z) if the obligation to pay such additional amounts results from an action or actions taken by a holder of a Note that result in the holder of a Note ceasing to qualify for an exemption from withholding tax in the relevant Taxing Jurisdiction to which it had previously been entitled.

Exhibit 9.6
DB1/ 87639059.10	Page 13

(c)By acceptance of any Note, the holder of such Note agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by such Guarantor all such forms, certificates, documents and returns provided to such holder by such Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between Japan (or another applicable jurisdiction) and such Taxing Jurisdiction and (y) provide such Guarantor with such information with respect to such holder as such Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 6.1 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder or require any holder to file any Forms if, in such holder’s reasonable judgment, such filing would impose any unreasonable burden (in time, resources or otherwise) on such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to such Guarantor, or mailed to the appropriate taxing authority, whichever is applicable, within 30 days following a reasonable written request of such Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date. Without limiting the generality of the foregoing (and without regard to the limitations set forth in the foregoing sentence):
(i)any holder that is a “United States Person” as defined in Section 7701(a)(30) of the Code (a “U.S. Person”), shall deliver to such Guarantor on or prior to the date on which such Person becomes such a holder (and from time to time thereafter upon the reasonable request of such Guarantor) duly executed originals of IRS Form W-9 certifying that such Person is exempt from U.S. federal backup withholding tax; and

(ii)any holder that is not a U.S. Person, shall, to the extent it is legally entitled to do so, deliver to such Guarantor on or prior to the date on which such Person becomes such a holder (and from time to time thereafter upon the reasonable request of such Guarantor) whichever of the following is applicable:

(A)in the case of such a Person claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under a Note, duly executed originals of IRS Form W-8BEN or W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under a Note, duly executed originals of IRS Form W-8BEN or W‑8BEN‑E establishing

Exhibit 9.6
DB1/ 87639059.10	Page 14

an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)duly executed originals of IRS Form W-8ECI;

(C)in the case of such a Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly executed originals of IRS Form W-8BEN or IRS Form W‑8BEN‑E; or

(D)to the extent such Person is not the beneficial owner, duly executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN‑E, a certificate described in clause (C) above, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable, provided, that if the Person is a partnership and one or more direct or indirect partners of such Person are claiming the portfolio interest exemption, such Person may provide such a certificate on behalf of each such direct and indirect partner.

In each case, the holder agrees that if any Form it previously delivered pursuant to Section 6.1(c)(i) or (ii) becomes inaccurate in any respect or the holder receives notice from the Company that such Form will expire or has expired or will or has become obsolete, it shall update such Form within 30 days of receipt of such notice, subject to the applicable limitations, if any, under Section 6.1(c), or promptly notify the Company in writing of its legal inability to do so.

(d)[Reserved.]

(e)On or before the Closing Day such Guarantor will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be delivered to the Company or filed with an applicable taxing authority pursuant to Section 6.1(c) and not described in Section 6.1(c)(i) or (ii), if any, and in connection with the transfer of any Note such Guarantor will, promptly following receipt of notice of such transfer, furnish the transferee of such Note with copies of any Form (other than the Forms described in Section 6.1(c)(i) and (ii)) and English translation then required.

(f)If any payment is made by such Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Guarantor pursuant to this Section 6.1, then, if such holder at its sole discretion exercised in good faith determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such

Exhibit 9.6
DB1/ 87639059.10	Page 15

refund, reimburse to such Guarantor such amount as such holder shall, in its sole discretion exercised in good faith, determine to be attributable to the relevant Taxes or deduction or withholding. Except as provided in Section 6.1(i), nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as otherwise set forth in this Section 6.1) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(g)Such Guarantor will furnish the holders of Notes as soon as reasonably practicable after the date of any payment by such Guarantor of any Tax pursuant to this Section 6.1, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid or a duly certified copy of such original tax receipt or any other reasonably satisfactory evidence of payment, together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(h)If such Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Guarantor would be required to pay any additional amount under this Section 6.1, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Guarantor agrees to promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof or other reasonably satisfactory evidence of payment) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(i)If such Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Guarantor, subject, however, to the same limitations with respect to Forms as are set forth in Section 6.1(c).

(j)The obligations of each Guarantor and the holders of the Notes under this Section 6.1 shall survive the payment or transfer of any Note and the provisions of this Section 6.1 shall also apply to successive transferees of the Notes.

Exhibit 9.6
DB1/ 87639059.10	Page 16

6.2.    FATCA Information.

By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to any Guarantor, or to such other Person as may be reasonably requested by such Guarantor, from time to time (i) in the case of any such holder that is a U.S. Person, such holder’s United States tax identification number or other forms reasonably requested by such Guarantor necessary to establish such holder’s status as a U.S. Person under FATCA and as may otherwise be necessary for such Guarantor to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a U.S. Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for such Guarantor to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 6.2 shall require any holder to provide information that is confidential or proprietary to such holder unless such Guarantor is required to obtain such information under FATCA and, in such event, such Guarantor shall treat any such information it receives as confidential.

7.	MISCELLANEOUS

7.1.    Successors and Assigns.

(a)Whenever any Guarantor or any of the parties to the Note Purchase Agreement is referred to, such reference shall be deemed to include the successors and assigns of such party, and all the covenants, promises and agreements contained in this Guaranty by or on behalf of such Guarantor shall bind the successors and assigns of such Guarantor and shall inure to the benefit of each of the Noteholders from time to time whether so expressed or not and whether or not an assignment of the rights hereunder shall have been delivered in connection with any assignment or other transfer of Notes.

(b)Each Guarantor agrees to take such action as may be reasonably requested by any Noteholder in connection with the purchase by such Noteholder or the transfer of the Notes of such Noteholder in accordance with the requirements of the Note Purchase Agreement in connection with providing an executed copy of this Guaranty to the new Noteholder or Noteholders of such Notes; provided, however, that no additional obligations of such Guarantor shall thereby be created (beyond what is provided by this Guaranty).

7.2.    Partial Invalidity.

The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions contained herein unenforceable or invalid.

Exhibit 9.6
DB1/ 87639059.10	Page 17

7.3.    Communications.

All communications hereunder shall be in writing, shall be delivered in the manner required by the Note Purchase Agreement, and shall be addressed, if to any Guarantor, at the applicable address set forth on Annex 1 hereto, and if to any of the Noteholders:

(a)if such Noteholder is a Purchaser, at the address for such Noteholder set forth on Schedule A to the Note Purchase Agreement, and further including any parties referred to on such schedules (which are required to receive notices in addition to such Noteholder, and

(b)if such Noteholder is not a Purchaser, at the address for such Noteholder set forth in the register for the registration and transfer of Notes maintained pursuant to Section 14.1 of the Note Purchase Agreement, or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 7.3. Notices shall be deemed given only when actually received.

7.4.    Governing Law.

THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

7.5.    Effective Date.

This Guaranty shall be effective as of the date first written above.

7.6.    Benefits of Guaranty Restricted to Noteholders.

Nothing express or implied in this Guaranty is intended or shall be construed to give to any Person other than each Guarantor and the Noteholders any legal or equitable right, remedy or claim under or in respect hereof or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of each Guarantor and the Noteholders.

7.7.    Survival of Representations and Warranties.

All representations and warranties contained herein or made in writing by each Guarantor in connection herewith shall survive the execution and delivery hereof.

7.8.    Expenses.

(a)Each Guarantor shall pay when billed the reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Noteholders in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents,

Exhibit 9.6
DB1/ 87639059.10	Page 18

standstill agreements and other similar agreements with respect hereto (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

(b)At any time when any of the Company or the Guarantors and the Noteholders are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, each Guarantor shall pay when billed the reasonable costs and expenses (including reasonable attorneys’ fees of one firm of attorneys and the reasonable fees of one firm of professional advisors) incurred by the Noteholders in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the Noteholders.

(c)If each Guarantor shall fail to pay when due any principal of, or interest on, or any other amount due in respect of any Note, each Guarantor shall pay to each Noteholder, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees, incurred by such Noteholder in collecting any sums due on the Notes.

7.9.    Amendment.

This Guaranty may be amended only in a writing executed by each Guarantor and each Noteholder.

7.10.    Survival.

So long as the Guarantied Obligations and all payment obligations of each Guarantor hereunder shall not have been fully and finally performed and indefeasibly paid, the obligations of each Guarantor hereunder shall survive the transfer and payment of any Note and the payment in full of all the Notes.

7.11.    Entire Agreement.

This Guaranty constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

7.12.    Duplicate Originals.

Two or more duplicate counterpart originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

7.13.    Waiver of Jury Trial; Consent to Jurisdiction; Etc.

(a)Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

Exhibit 9.6
DB1/ 87639059.10	Page 19

(b)Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS GUARANTY OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS GUARANTY, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

(d)Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER ANY GUARANTOR IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

Exhibit 9.6
DB1/ 87639059.10	Page 20

7.14.    Currency Rate Indemnity.

(a)Each payment under this Guaranty shall be made in Japanese Yen. Any obligation to make payments under this Guaranty in Japanese Yen will not be discharged or satisfied by any tender in any currency other than Japanese Yen, except to the extent such tender results in the actual receipt (after deduction of all reasonable fees and expenses relating to any conversion) by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into Japanese Yen, of the full amount in Japanese Yen of all amounts due in respect of this Guaranty. If for any reason the amount in Japanese Yen so received falls short of the amount in Japanese Yen due in respect of this Guaranty, the each Guarantor will, to the extent permitted by law, immediately pay such additional amount in Japanese Yen as may be necessary to compensate for the shortfall.

(b)If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in respect of this Guaranty in one currency into another currency, the rate of exchange used shall be that prevailing on the date of entry of final judgment. The obligation of the each Guarantor in respect of any such sum due from it hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Japanese Yen (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the party to whom such payment is owed of any sum adjudged to be so due in the Judgment Currency, such party may in accordance with normal procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally adjudged to be due in the Agreement Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss.

[Remainder of page intentionally left blank. Next page is signature page.]

Exhibit 9.6
DB1/ 87639059.10	Page 21

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed on each Guarantor’s behalf by a duly authorized officer of each such Guarantor.

[__________]

By:
Name:
Title:

Exhibit 9.6
DB1/ 87639059.10	Page 22

ANNEX 1

ADDRESSES OF GUARANTORS

Exhibit 9.6
DB1/ 87639059.10	Page 23